Exhibit 4.1

Industry Canada	Industrie Canada

Restated Certificate of Incorporation	Certificat de constitution à jour

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

PROMETIC LIFE SCIENCES INC./ PROMETIC SCIENCES DE LA VIE INC.	307730-6

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the Canada Business Corporations Act as set out in the attached restated articles of incorporation.	Je certifie que les statuts constitutifs de la société susmentionnée ont été mis à jour en vertu de 1’article 180 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les statuts mis à jour ci-joints.
Director - Directeur	May 19, 1998/le 19 mai 1998 Effective Date of Restatement – Date d’entrée en vigueur de la mise a jour

Consumer and Corporate Affairs Canada	Consommation et Affaires commerciales Canada	FORM 7 RESTATED ARTICLES OF INCORPORATION (SECTION 180)	FORMULE 7 STATUTS CONSTITUTES MIS À JOUR (ARTICLE 180)
Canada Business Corporations Act	Loi régissant les sociétiés par actions de régime fédéral

1 — Name of corporation — Dénomination de la société	Corporation No. — N° de la société

PROMETIC LIFE SCIENCES INC./ PROMETIC SCIENCES DE LA VIE INC.	307730-6

2 — The place in Canada where the registered office is situated	Lieu au Canada où est situé le siège social

Metropolitan Region of Montreal, Province of Quebec, Canada
3 — The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

See Schedule 1 annexed hereto forming an integral part of these articles.
4 — Restrictons, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

None
5 — Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs
Minimum: 3 Maximum: 15
6 — Restrictions, if any, on business the corporation may carry on	Limites imposées à I’activité commerciale de la société, s’il y a lieu

None
7 — Other provsions, if any	Autres dispositions, s’il y a lieu

None

The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.	Cette mise à jour des statuts constitutifs démontre exactement, sans changement substantiel, les dispositions correspondantes des statuts constitutifs modifiés qui remplacent les statuts constitutifs originaux.

Signature	Date						FOR DEPARTMENTAL USE ONLY —
	D - J		M		Y - A		À L’USAGE DU MINISTÈRE SEULEMENT
	1	4	0	5	9	8
Title — Titre							Filed — Déposée

7530-21-936-1389 (01-93) 46

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation

S C H E D U L E 1

TO THE RESTATED ARTICLES OF INCORPORATION

The Corporation is authorized to issue an unlimited number of Subordinate Voting Shares, 20,000,000 Multiple Voting Shares and an unlimited number of Preferred Shares issuable in series.

SUBORDINATE VOTING SHARES AND MULTIPLE VOTING SHARES:

The Subordinate Voting Shares and the Multiple Voting Shares shall have the following rights, privileges, restrictions and conditions:

1.	VOTING RIGHTS

1.1	The holders of the Subordinate Voting Shares shall be entitled to one (1) vote for each Subordinate Voting Share held by them at all meetings of shareholders.

1.2

Subject to the other provisions of this Schedule 1, the holders of the Multiple Voting Shares shall be entitled to ten (10) votes for each Multiple Voting Share held by them at all meetings of shareholders.

2.	LIQUIDATION, DISSOLUTION OR OTHER DISTRIBUTION OF ASSETS

In the event of the voluntary or involuntary liquidation, dissolution, winding-up or other distribution of assets of the Corporation, the holders of the Subordinate Voting Shares and of the Multiple Voting Shares shall be entitled to receive the remaining property of the Corporation, pari passu, to the exclusion of the holders of shares of any other class;

3.	DIVIDENDS

The holders of the Subordinate Voting Shares and of the Multiple Voting Shares shall be entitled, pari passu, subject to the other provisions of this Schedule 1, to receive such dividends as may be declared by the directors of the Corporation from time to time.

4.	CONVERTIBILITY

4.1

The holders of the Multiple Voting Shares shall have the right, at any time, to require that the Corporation exchange Multiple Voting Shares into Subordinate Voting Shares, on the basis of one (1) Subordinate Voting Share for each Multiple Voting Share to be exchanged. Such exchange shall be completed by the remittance to the Corporation of a written notice to that effect together with the share certificates duly endorsed for transfer to the Corporation.

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation

4.2

The issued and outstanding Multiple Voting Shares shall automatically convert and be exchanged into Subordinate Voting Shares by each holder of Multiple Voting Shares if such holder of Multiple Voting Shares desires to transact such shares following the completion by the Corporation of a public offering.

5.	AMENDMENTS SUBJECT TO CONFIRMATION BY ARTICLES OF AMENDMENT

Subject to confirmation by articles of amendment and the issue of a Certificate of Amendment, the director or directors of the Corporation may, at any time or times or from time to time, adopt a resolution or resolutions whereby the terms hereof and of the foregoing paragraphs may be altered, amended or repealed or the application thereof suspended in any particular case and changes made in the rights, privileges, restrictions and conditions attached to one or more classes of shares of the Corporation, but no such resolution shall have any force or effect until after it has been sanctioned by the vote of the holders of at least sixty-six and two thirds percent (66 2/3%) in value of the voting shares then outstanding and of at least sixty-six and two thirds percent (66 2/3%) in value of shares of each class affected by such amendment, in each case voting separately as a class at a meeting or meetings specially called for such purpose.

6.	ADDITIONAL RIGHTS OF SUBORDINATE VOTING SHARES

SEE “APPENDIX A” ATTACHED HERETO FOR ADDITIONAL RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS PERTAINING TO THE SUBORDINATE VOTING SHARES.

PREFERRED SHARES:

The Preferred Shares are issuable in series and shall have the following rights, privileges, restrictions and conditions:

1.

The directors of the Corporation may at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation

2.

Subject to the provisions of paragraph 10, the holders of the Preferred Shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders’ meetings.

3.

The directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance the designation, rights, restrictions, conditions and limitations to be attached to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether or not cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, conversion rights (if any) or other provisions attaching to the Preferred Shares of such series, the whole subject to the issue by the Director, Industry Canada, of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares.

4.

When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

5.

The Preferred Shares shall be entitled to preference over the other classes of shares of the Corporation with respect to the payment of dividends and may also be given such other preferences over the other classes of shares of the Corporation as may be fixed by the directors of the Corporation as to the respective series authorized to be issued.

6.

The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary.

7.

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation

the other classes of shares of the Corporation, be entitled to receive (i) an amount equal to the amount paid up on such shares, together with, in the case of cumulative dividends, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative dividends, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preferred Shares, respectively, if they had been called for redemption by the Corporation on the date of distribution and, if said Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preferred Shares, respectively.

8.

No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Preferred Shares nor, unless any such requirement is waived as part of the conditions, restrictions and limitations attaching to a particular series of Preferred Shares, shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

9.

The Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series.

10.

The provisions of paragraphs 1 to 9, inclusive, and of this paragraph 10 may be deleted or varied in whole or in part by a Certificate of Amendment, but only with the prior approval of the holders of the Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act (or any other

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation

statutory provision of like or similar effect, from time to time in force). The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days’ notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than 2/3 of the votes cast at such adjourned meeting shall constitute the authorization of the holders of the Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held.

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation

A P P E N D I X A

TO SCHEDULE 1 OF THE RESTATED ARTICLES OF INCORPORATION

ADDITIONAL RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS PERTAINING TO THE SUBORDINATE VOTING SHARES

The following Section is added to the Schedule 1 to the Restated Articles of Incorporation of the Corporation:

1.    The Subordinate Voting Shares shall also be subject to the following additional rights, privileges, restrictions and conditions:

1.1	For the purposes of paragraphs 1.1 to 1.9:

(a)	“affiliate” has the meaning assigned by the Securities Act (Quebec) as amended from time to time;

(b)	“associate” has the meaning assigned by the Securities Act (Quebec) as amended from time to time;

(c)	“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

(d)	“Converted Shares” means Multiple Voting Shares resulting from the conversion of Subordinate Voting Shares into Multiple Voting Shares pursuant to paragraph 1.2;

(e)	“Exclusionary Offer” means an offer to purchase Multiple Voting Shares that:

(i)    must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Multiple Voting Shares are listed, be made to all holders of Multiple Voting Shares who are in a province of Canada to which the requirement applies, and

(ii)    is not made concurrently with an offer to purchase Subordinate Voting Shares that is identical to the offer to purchase Multiple Voting Shares, in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects (except with respect to the conditions that may be attached to the offer for Multiple Voting Shares), and that has no condition attached other than the right not to take up and pay for shares tendered if no

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation	- 2 -

shares are purchased pursuant to the offer for Multiple Voting Shares, and for the purposes of this definition if an offer to purchase Multiple Voting Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for sub-clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Subordinate Voting Shares provided; however, that the offer shall be an Exclusionary Offer notwithstanding any concurrent offer made to the holders of Subordinate Voting Shares, if the conditions of sub-clause 1.1 (e) (i) are met and there exists no public market for the Multiple Voting Shares;

(f)	“Expiry Date” means the last date upon which holders of Multiple Voting Shares may accept an Exclusionary Offer;

(g)	“Offer Date” means the date on which an Exclusionary Offer is made;

(h)

“Offeror” means a person or company that makes an offer to purchase Multiple Voting Shares (the “bidder”), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder; and

(j)	“transfer agent” means the transfer agent for the time being of the Multiple Voting Shares.

1.2

Subject to paragraph 1.5, if an Exclusionary Offer is made, each outstanding Subordinate Voting Share shall be convertible into one Multiple Voting Share at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by the share certificate or certificates representing the Subordinate Voting Shares which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Subordinate Voting Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and share certificate or certificates, the Corporation shall issue a share certificate representing fully-paid Multiple Voting Shares as above prescribed and in accordance with paragraph 1.4. If less than all of the Subordinate Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Subordinate Voting Shares represented by the original share certificate which are not to be converted.

1.3

An election by a holder of Subordinate Voting Shares to exercise the conversion right provided for in paragraph 1.2 shall be deemed to also constitute irrevocable elections by such holder (A) to deposit the Converted Shares pursuant to the Exclusionary Offer

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation	- 3 -

(subject to such holder’s right to subsequently withdraw the shares from the offer) and (B) to exercise the right to convert into Subordinate Voting Shares all Converted Shares (i) in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer, (ii) which are not otherwise ultimately taken up under the Exclusionary Offer, or (iii) which are ultimately taken up under the Exclusionary Offer (this latter election shall be deemed to be an irrevocable joint election by such holder and the Offeror). Any conversion into Subordinate Voting Shares, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Subordinate Voting Shares pursuant to such deemed election shall become effective,

(a)

in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(b)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

1.4

No share certificates representing Converted Shares shall be delivered to the holders of the shares before such shares are deposited pursuant to the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the Offeror for their Converted Shares pursuant to the offer. When Converted Shares are converted into Subordinate Voting Shares pursuant to paragraph 1.3, the transfer agent shall deliver to the holders entitled thereto share certificates representing the Subordinate Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this paragraph 1.4.

1.5	Subject to paragraph 1.6, the conversion right provided for in paragraph 1.2 shall not come into effect if there exists a public market for the Multiple Voting Shares and:

(a)

prior to the time at which the offer is made there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the aggregate of the then outstanding shares of the class or classes that are the subject of the Exclusionary Offer, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(i)    tender any shares in acceptance of any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date,

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation	- 4 -

(ii)    make any Exclusionary Offer,

(iii)    act jointly or in concert with any person or company that makes any Exclusionary Offer, or

(iv)    transfer any shares of any of the classes of shares that are the subject of the Exclusionary Offer, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number and class or classes of shares transferred or to be transferred to each transferee;

or

(b)

as of the end of the seventh day after the Offer Date there has been delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50 % of the aggregate of the then outstanding shares of the class or classes that are the subject of the Exclusionary Offer, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(i)    the number of shares of any of the classes of shares that are the subject of the Exclusionary Offer owned by the shareholder,

(ii)    that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer,

(iii)    that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date, and

(iv)    that such shareholder shall not transfer any shares of any of the classes of shares that are the subject of the Exclusionary Offer, directly or

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation	- 5 -

indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number and class or classes of shares transferred or to be transferred to each transferee;

or

(c)

as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause (a) OR (b) from shareholders of the Corporation owning in the aggregate more than 50% of the aggregate of the then outstanding shares of the class or classes that are the subject of the Exclusionary Offer, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, has been delivered to the transfer agent and to the Secretary of the Corporation.

1.6

If a notice referred to in sub-clause 1.5(a)(i), 1.5 (a)(iv), 1.5(b)(iv) is given and the conversion right provided for in paragraph 1.2 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of shares of any of the classes of shares that are the subject of the Exclusionary Offer in respect of which there are subsisting certificates that comply with either clause 1.5(a) or 1.5(b). For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the shares to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause 1.5(a)(iv) or 1.5(b)(iv) shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause 1.5(a)(iv) or 1.5(b)(iv) shall be deemed to be a person or company from whom the transfer agent does not have a subsisting certificate unless the transfer agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from whom the transfer agent has a subsisting certificate. If the aggregate number of shares of the class or classes that are the subject of the Exclusionary Offer so determined does not exceed 50% of the aggregate of the number of then outstanding shares of the class or classes that are the subject of the Exclusionary Offer, exclusive of shares owned immediately prior to the offer by the Offeror, paragraph 1.5 shall cease to apply and the conversion right provided for in paragraph 1.2 shall be in effect for the remainder of the Conversion Period.

1.7

As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of Subordinate Voting Shares a notice advising the holders as to whether they are entitled to convert their Subordinate Voting Shares into Multiple Voting Shares and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of paragraph 1.6 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor.

PROMETIC LIFE SCIENCES INC. Restated Articles of Incorporation	- 6 -

1.8	If a notice referred to in paragraph 1.7 discloses that the conversion right has come into effect, the notice shall:

(a)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

(b)	include the information set out in paragraph 1.3 hereof; and

(c)

be accompanied by a copy of the offer and all other material sent to holders of the shares that are the subject of the Exclusionary Offer in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of the shares that are the subject of the Exclusionary Offer in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Subordinate Voting Shares.

1.9

Prior to or forthwith after sending any notice referred to in paragraph 1.7, the Corporation shall cause a press release to be issued to a Canadian national news-wire service, describing the contents of the notice.

Industry Canada Industrie Canada

Certificate of Amendment	Certificat de Modification

Canada Business Corporations Act	Loi canadienne sur les sociètès par actions

PROMETIC LIFE SCIENCES INC./

PROMETIC SCIENCES DE LA VIE INC.		307730-6

Name of Corporation-Denomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☒	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

February 16, 2000 / le 16 février 2000

Director - Directeur		Date of Amendment - Date de modification

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 - Name of corporation - Dénomination de la société PROMETIC LIFE SCIENCES INC./ PROMETIC SCIENCES DE LA VIE INC.	2 - Corporation No. - N° de la société 3077306

3 - The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la facon suivante:

By creating the first 2 series of Preferred Shares forming part of the authorized share capital of the Corporation, consisting of a maximum of 1,050,000 shares designated as “Preferred Shares Series A” and a maximum of 950,000 shares designated as “Preferred Shares Series B”. In addition to the preferences, rights, privileges, conditions and restrictions attached to all Preferred Shares as a class, the preferences, rights, privileges, conditions and restrictions attached to the Preferred Shares Series A and Preferred Shares Series B are described in Schedule A attached hereto forming an integral part of these Articles of Amendment.

IC 3069 (2/96)

SCHEDULE “A”

The Preferred Shares Series A shall, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class (collectively, the “Preferred Shares Class Provisions”) carry and be subject to the following rights, privileges, restrictions and conditions (collectively, the “Preferred Shares Series A Provisions”):

1.	INTERPRETATION

1.1	Defined Terms

The following words and phrases whenever used in the Preferred Shares Series A Provisions shall have the following meanings, unless there be something in the context otherwise inconsistent therewith:

(a)	“Business Day” shall mean a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the municipality where the Corporation’s registered office in Canada is situated;

(b)

“Conversion Basis” at any time shall mean the number of Subordinate Voting Shares of the Corporation into which at such time 1 Preferred Share Series A shall be convertible in accordance with the provisions of Article 4 of these Preferred Shares Series A Provisions;

(c)	“Conversion Price” shall mean $0.50;

(d)	“Dividend Payment Date” shall mean the 1st days of January, April, July and October in each calendar year;

(e)	“Dividend Rate” shall mean 12% per year, calculated monthly;

(f)

“Dividend Reinvestment and Stock Purchase Plans” shall mean any plan or plans in effect from time to time pursuant to which, among other things, the holders of the Corporation’s outstanding Subordinate Voting Shares may:

(i)	purchase with reinvested dividends at not less than 75% of a specified average market price, additional Subordinate Voting Shares to be issued from treasury;

(ii)	make optional payments to be applied to the purchase of Subordinate Voting Shares to be issued from treasury at 100% of a specified average market price of Subordinate Voting Shares; or

(iii)

receive additional Subordinate Voting Shares as stock dividends by electing to receive dividends in Subordinate Voting Shares in lieu of ordinary cash dividends being based on not less than 75% of a specified average market price of Subordinate Voting Shares, or any analogous plan or plans;

(g)	“Equivalent Conversion Price” at any time shall mean the quotient obtained by dividing the sum of $1.00 by the Conversion Basis in effect at such time;

(h)	“Holder’s Conversion Option Period” shall have the meaning attributed to it by paragraph 4.2.2.1;

(i)

“Market Price” of the Subordinate Voting Shares at any date shall mean the weighted average trading prices per share of the Subordinate Voting Shares on The Toronto Stock Exchange (or, if the Subordinate Voting Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which such shares are listed as may be selected for that purpose by the directors) during the 20 most recent trading days on which there have been trades immediately prior to such date; provided that if the Subordinate Voting Shares are not listed on any stock exchange, the market price of the Subordinate Voting Shares shall be determined by the directors, which determination shall be conclusive;

(j)

“Multiple Voting Shares” shall mean Multiple Voting Shares of the Corporation, as such shares were constituted on January 31, 2000 and shares of any other class resulting from any reclassification or change of such shares;

(k)	“Notice of the Corporation” shall have the meaning attributed to it by paragraph 4.2.1;

(l)	“Notice of the Trustee” shall have the meaning attributed to it by paragraph 4.2.2;

(m)

“Subordinate Voting Shares” shall mean Subordinate Voting Shares of the Corporation as such shares were constituted on January 31, 2000 and shares of any other class resulting from any reclassification or change of such shares; and

(n)	“Trust Funds” shall have the meaning attributed to it by paragraph 4.2.1.

1.2	Reference to Statutes

Any reference in the Preferred Shares Series A Provisions to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

1.3	Canadian Funds

All amounts payable pursuant hereto shall be payable in lawful money of Canada.

1.4	Non-Business Day

If any day on which any dividend on the Preferred Shares Series A is payable or by which any other action is required to be taken hereunder is not a Business Day, then such dividend shall be payable or such other action shall be required to be taken on the next succeeding day that is a Business Day.

1.5	Herein, hereto, etc.

The words “herein”, “hereto”, “hereof and similar words refer, unless the context clearly indicates the contrary, to the whole of the Preferred Shares Series A Provisions and not to any particular Article, subsection or paragraph thereof.

1.6	Number and Gender

Words importing the singular number only shall include the plural and vice-versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

2.	DIVIDENDS

2.1	Payment of Dividends

The holders of Preferred Shares Series A shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors out of moneys properly applicable to the payment of dividends, cumulative preferential cash dividends (in priority to the Multiple Voting Shares, the Subordinate Voting Shares and any other shares ranking junior to the Preferred Shares Series A) in the amounts determined from time to time in accordance with the provisions hereof. Such dividends on the Preferred Shares Series A shall accrue on a day-to-day basis from and including the date of issue thereof and shall be payable on each Dividend Payment Date to the holders of record at the close of business on the third (3rd) Business Day immediately preceding such Dividend Payment Date by cheques drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank and the delivery of such cheques shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless such cheques are not paid on due presentation. If on any Dividend Payment Date dividends payable on such date are not paid in full on all the Preferred Shares Series A then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable, under the provisions of any applicable law. The holders of the Preferred Shares Series A shall not be entitled to any dividends other than or in excess of the dividends provided for in this Article 2.

2.2	Amount of Dividends

2.2.1

Subject as hereinafter provided, the amount of the dividend payable on any Dividend Payment Date on any Preferred Share Series A then outstanding shall be equal to the amount (rounded to the nearest $0.01) calculated by applying the relevant Dividend Rate for the dividend period ending on the day immediately preceding such Dividend Payment Date to the sum of $1.00.

2.2.2

The dividend payable on any Dividend Payment Date or any other date as herein provided to any holder of Preferred Shares Series A shall be calculated by multiplying the amount of the dividend payable on such date on each such share by the total number of Preferred Shares Series A held by such holder and rounding to the nearest $0.01.

2.2.3	For the purposes of calculating the amount of the dividend payable on April 1, 2000, the Dividend Rate for the dividend period ending on April 1, 2000 shall be the Dividend

Rate as defined in paragraph 2.2.1 hereof multiplied by a fraction the numerator of which is the number of days in such dividend period and the denominator of which is number of days in the stub quarter.

2.2.4

For the purposes of calculating the amount of the dividend payable on any day other than a Dividend Payment Date, the period beginning on the immediately preceding Dividend Payment Date (or, prior to the first regular Dividend Payment Date, the date of issue of the Preferred Shares Series A) and ending on the day immediately preceding the date of such dividend payment shall be deemed to be a dividend period and the Dividend Rate for such deemed dividend period shall be the Dividend Rate as defined in paragraph 2.2.1 hereof multiplied by a fraction the numerator of which is the number of days in such deemed dividend period and the denominator of which is the number of days in the stub quarter in which such deemed dividend period is included.

3.	PURCHASE FOR CANCELLATION

3.1     The Corporation may, subject to the provisions of the Canada Business Corporations Act, purchase Preferred Shares Series A at the best possible price obtainable in the open market and upon such terms and conditions as may be freely negotiated with shareholders from time to time. Any Preferred Shares Series A so repurchased shall be cancelled.

4.	CONVERSION AND REDEMPTION PRIVILEGE

4.1	Conversion at Option of Holder

4.1.1

A holder of Preferred Shares Series A may choose at any time to demand the conversion of all but not less than all amounts paid up with respect to the Preferred Shares Series A by converting the entire amount paid up on such shares held by such holder, plus, at the holder’s option, all or a portion of the unpaid dividends accumulated thereon, if any, into fully paid and non-assessable Subordinate Voting Shares of the Corporation, on a conversion basis established (i) in respect of the amounts paid up with respect to the Preferred Shares, by dividing the amount paid up on such shares by the Conversion Price and (ii) in respect of the unpaid dividends accumulated thereon, by dividing the amount of unpaid dividends accumulated in respect of which a holder made an election to convert for the then outstanding Preferred Shares Series A to be converted by the Market Price, as of the Dividend Payment Date of the dividend payment period during which each such unpaid dividend amount became due.

4.1.2

The conversion right provided for in paragraph 4.1.1 may be exercised by the holder of Preferred Shares Series A by sending to the Corporation’s transfer agent, at its principal place of business in the cities of Montreal or Toronto, the Preferred Shares Series A certificate to be converted and a notice of the exercise of the conversion right, which notice shall have been duly signed by the holder of Preferred Shares Series A certificate and shall specify (i) the number of Preferred Shares Series A being converted; (ii) the value of the amounts paid up in respect thereon; (iii) the value of dividends accumulated and unpaid being converted if any; and (iv) the directions for registration and delivery of the Subordinate Voting Shares to be issued (failing which the transfer agent of the Corporation shall use the holder’s last known name and address in its registers). If applicable, the holder of Preferred Shares Series A shall provide, together with the aforementioned items, any transfer tax or other tax which may be exigible with respect to such conversion if the Subordinate Voting Shares resulting from the conversion are to be issued to persons other than the holder of the converted Preferred Shares Series A. A surrender to the Corporation’s transfer agent, made by the holder of Preferred Shares Series A to be converted, in accordance with this subsection 4.1 and including the duly completed and signed conversion notice shall be deemed to constitute a contract between the holder of Preferred Shares Series A and the Corporation pursuant whereto (i) the holder of Preferred Shares Series A subscribes for the number of Subordinate Voting Shares the holder of Preferred Shares Series A is entitled to receive pursuant to the conversion, (ii) the holder of Preferred Shares Series A releases the Corporation from any liability with respect to the converted Preferred Shares Series A, and (iii) the Corporation agrees that such surrender of the Preferred Shares Series A for conversion constitutes payment in full of the subscription price for the Subordinate Voting Shares to be issued upon the conversion, the whole with effect as of the date of the conversion at the holder’s option as provided hereby.

4.1.3

As soon as possible after the notice of conversion is received by the Corporation, it shall issue and deliver or cause to be issued and delivered to holders of Preferred Shares Series A certificates so surrendered for conversion, or to their written order, one or more certificates registered in the name of the person or persons indicated in the conversion notice, which certificate(s) shall represent the number of Subordinate Voting Shares resulting from the conversion of the Preferred Shares Series A surrendered for such purpose. The conversion into Subordinate Voting Shares shall be deemed to have been made immediately prior to the close of business on the date of receipt by the Corporation of the conversion notice and, as of that moment, (i) the rights of the holder of converted Preferred Shares Series A, in such capacity, shall cease to exist, (ii) the person or persons in whose name one or more certificates representing the Subordinate Voting Shares must be registered and delivered following the conversion shall be deemed to have become registered holders of the Subordinate Voting Shares represented by the certificate(s) and (iii) any unpaid dividends not converted shall be paid to such holder in full and in cash by the Corporation forthwith. However, if the Corporation’s transfer books for the said Subordinate Voting Shares are closed on such date, the Corporation shall not be obligated to issue or cause to be issued any Subordinate Voting Shares until the date on which such transfer books are re-opened, and the holder of Preferred Shares Series A having effected the conversion shall not be deemed to have become the holder of the Subordinate Voting Shares to which the conversion entitles him as long as the said transfer books shall not have been re-opened.

4.2	Redemption Offer by Corporation

4.2.1

The Corporation may choose at any time after February 28, 2003, upon the giving to the Corporation’s transfer agent of a notice as hereinafter provided for, to offer to redeem all or part of the then outstanding Preferred Shares Series A, plus all unpaid dividends accumulated thereon. The notice of the Corporation to its transfer agent (the “Notice of the Corporation”) shall set forth (i) the date of redemption (which shall not be a date which occurs less than sixty (60) Business Days and no more than ninety (90) Business Days after the date of the giving of the Notice of the Corporation); (ii) the number of Preferred Shares Series A plus the amount of unpaid dividends accumulated thereon which the Corporation is offering to redeem; (iii) that the holders of Preferred Shares Series A have a choice to either accept the redemption for cash from the Corporation or elect to convert, with respect to the corresponding amounts, the Preferred Shares Series A and all or, at the holder’s option, part of the dividends accumulated thereon, into Subordinate Voting Shares; (iv) the fact that holders of Preferred Shares Series A have twenty (20) Business Days from the date of giving of the Notice of the Trustee as described below to make their choice and (v) the fact that if the Preferred Share Series A certificates are not surrendered to the Corporation’s transfer agent, together with a duly completed notice for the exercise of the conversion right completed as provided for by paragraph 4.1.2 hereof, by the expiry of such twentieth (20th) Business Day, such holder shall be deemed to have chosen payment in cash. The Notice of the Corporation shall be accompanied by the tender by the Corporation, to its transfer agent, in trust, of the amounts required to effect payment for the redemption of the number of Preferred Shares Series A stated in the Notice of the Corporation, plus unpaid dividends accumulated thereon (the “Trust Funds”).

4.2.2

As soon as possible after the receipt of the Notice of the Corporation and of the Trust Funds, the Corporation’s transfer agent shall deliver to holders of Preferred Shares Series A a notice (a “Notice of the Trustee”), which notice shall set forth (i) the date of redemption stated in the Notice of the Corporation; (ii) the number of Preferred Shares Series A plus the amount of unpaid dividends accumulated thereon which the Corporation is offering to redeem; (iii) that holders of Preferred Shares Series A have a choice to either accept redemption for cash from the Corporation or elect to convert, with respect to the corresponding amounts, the Preferred Shares Series A and all or, at the holder’s option, part of the dividends accumulated thereon, into Subordinate Voting Shares; (iv) the fact that holders of Preferred Shares Series A have twenty (20) Business Days from the date of giving of the Notice of the Trustee to make their choice; (v) the fact that if a Preferred Share Series A is not surrendered to the Corporation’s transfer agent, together with a duly completed form for the exercise of the conversion right, by the expiry of such delay, such holder shall be deemed to have chosen redemption for cash and (vi) that upon such surrender of the Preferred Shares Series A for conversion such a holder of Preferred Shares Series A has the right to obtain the certificates representing the Subordinate Voting Shares resulting from the conversion or the cash, as applicable. Upon reception of the Notice of the Trustee, a holder of Preferred Shares Series A shall then have the option:

4.2.2.1    to refuse the Corporation’s cash redemption offer, in which case such holder must surrender for conversion the corresponding number of Preferred Shares Series A held by him, by sending to the Trustee, at its principal place of business in the cities of Montreal or Toronto, within twenty (20) Business Days of the giving of the Notice of the Trustee (the “Holders Conversion Option Period”) the Preferred Shares Series A, surrendered for conversion together with a notice of exercise of the conversion right, completed as provided for by paragraph 4.1.2 hereof which notice shall have been duly signed and completed by the Holder of Preferred Shares Series A; or

4.2.2.2    to accept the Corporation’s cash redemption offer, in which case no further actions or steps are required of such holder in order to indicate his choice.

4.2.3

If a holder of Preferred Shares Series A has not surrendered for conversion the Preferred Shares Series A held by him pursuant to the provisions of paragraph 4.2.2.1 above within the Holder’s Conversion Option Period, such holder shall be deemed not to have exercised the option referred to in paragraph 4.2.2.1 and shall thereafter be deemed to have exercised the option referred to in paragraph 4.2.2.2.

4.2.4

If a holder of Preferred Shares Series A has exercised the option provided in paragraph 4.2.2.1, the Corporation’s transfer agent shall, within ten (10) Business Days following the Holder’s Conversion Option Period, upon receipt of the holder’s Preferred Shares Series A certificates tendered by such holder together with a notice of conversion completed in the same manner as set out in paragraph 4.1.2 above, deliver to the holders of Preferred Shares Series A certificates so surrendered for conversion, or to their written order, one or more certificates registered in the name of the person or persons indicated by such holders of Preferred Shares Series A, which certificate(s) shall represent such number of Subordinate Voting Shares resulting from the conversion of the Preferred Shares Series A as is obtained (i) in respect of the amounts paid up with respect to the Preferred Shares Series A by dividing the number of Preferred Shares Series A being converted by the Conversion Price and (ii) in respect of the unpaid dividends accumulated thereon by dividing the amount of unpaid dividends accumulated on the Preferred Shares Series A being converted by the Market Price as of the Dividend Payment Date of the dividend payment period during which each such unpaid dividend amount became due. If only a portion of the amount paid up or unpaid dividends on the Preferred Shares Series A certificates surrendered for conversion is to be converted, the holders of such Preferred Shares Series A shall be entitled to receive, at no cost, concurrently with the surrender of any Preferred Share Series A certificates of which only a portion has been converted, one or more Preferred Shares Series A certificates representing the amount paid up thereon and a cash payment representing the unpaid dividends accumulated in respect of the surrendered Preferred Shares Series A. The conversion into Subordinate Voting Shares shall be deemed to have been made immediately prior to the close of business on the date of conversion and, as of that moment, (i) the rights (except as regards any part of the Preferred Shares Series A which has not been converted) of the holders of converted Preferred Shares Series A, in such capacity, shall cease to exist up to the value of the paid up capital so converted and unpaid dividends thereon, and (ii) the person or persons in whose name one or more certificates representing the Subordinate Voting Shares must be registered and delivered following the conversion shall be deemed to have become a registered holder or registered holders of the Subordinate Voting Shares represented by the certificate(s). However, if the Corporation’s transfer books for the said Subordinate Voting Shares are closed on the date of conversion, the Corporation shall not be obligated to issue or cause to be issued any Subordinate Voting Shares until the date on which such transfer books are re-opened, and the holder of Preferred Shares Series A having effected the conversion shall not be deemed to have become the holder of the Subordinate Voting Shares to which the conversion entitles him as long as the said transfer books shall not have been re-opened.

4.2.5

If a holder of Preferred Shares Series A has exercised the option provided by paragraph 4.2.2.2, the Trustee shall, within ten (10) Business Days following the Holder’s Conversion Option Period, send to such holder of Preferred Shares Series A a notice which shall set forth (i) that the holder is deemed to have accepted the Corporation’s offer of redemption for cash; (ii) the amount paid up in respect of outstanding Preferred Shares Series A (including unpaid dividends accumulated thereon) which is thus redeemed, (iii) the fact that such holder has the right to receive a certified cheque, bank draft or money order for such amounts from the Trust Funds of the Corporation’s transfer agent and (iv) that in order to receive payment of the amounts to be repaid by the Corporation, the holder of Preferred Shares Series A must surrender for cancellation his Preferred Share Series A certificate(s) at the principal offices of the Corporation’s transfer agent in the cities of Montreal or Toronto. Upon receipt of the Preferred Shares Series A certificates from such holders, the Corporation’s transfer agent shall deliver to the holders of Preferred Shares Series A certificates so surrendered for cancellation, or to their written order, from the Trust Funds, certified cheques, bank drafts or money orders made out in the respective names of the holders of Preferred Shares Series A or in the name of the person or persons indicated by the holder of Preferred Shares Series A. If only a portion of the amount paid up or unpaid dividends on the Preferred Shares Series A certificates surrendered for cancellation is to be redeemed, the holders of such Preferred Shares Series A shall be entitled to receive, at no cost, concurrently with the surrender of the Preferred Shares Series A certificates of which only a portion is to be redeemed, one or more Preferred Shares Series A certificates representing the amount of the surrendered Preferred Shares Series A certificates which has not been redeemed. The redemption of Preferred Shares Series A certificates shall be deemed to be made immediately prior to the close of business on the date of redemption and as of that moment, the rights (except as regards any part of Preferred Shares Series A not repaid or unpaid dividends) of the holders of cancelled Preferred Shares Series A, in such capacity, shall cease to exist up to the value of the paid up capital and any dividends thereon so repaid.

4.3	Effect of Conversion of Preferred Shares Series A

4.3.1

If the Preferred Shares Series A are duly converted in accordance with the provisions hereof, the Subordinate Voting Shares subscribed for shall be issued as fully paid and non-assessable Subordinate Voting Shares and the person to whom such Subordinate Voting Shares are issued shall become the holder of record of such Subordinate Voting Shares on the date of conversion unless the transfer registers of the Trustee for the Subordinate Voting Shares shall be closed on such date, in which case the Subordinate Voting Shares subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Subordinate Voting Shares on the date on which such transfer registers are reopened.

4.3.2

If any fractional interests in a Subordinate Voting Share would, except for the provisions of this paragraph 4.3.2, be deliverable to a holder of Preferred Shares Series A upon his conversion of Preferred Shares Series A after adding the sum of the Subordinate Voting Shares to which such holder of Preferred Shares Series A would be entitled upon such exercise, the Corporation shall make a cash payment equal to the Market Price of the fraction of the Subordinate Voting Share not so issued.

4.4	Cancellation of Surrendered Preferred Shares Series A Certificates

All Preferred Shares Series A certificates surrendered to the Corporation’s transfer agent for redemption or conversion shall be cancelled by the transfer agent. The transfer agent shall, if required by the Corporation, furnish the Corporation with a certificate identifying the Preferred Shares Series A certificates so cancelled and the number of Subordinate Voting Shares which could have been or were acquired pursuant to each cancelled Preferred Shares Series A certificate deemed to have been cancelled.

4.5	Entitlement to Dividends

A holder of Preferred Shares Series A on the record date for any dividend declared payable on such share on the Dividend Payment Date will be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Subordinate Voting Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Subordinate Voting Shares in respect of all dividends declared payable to holders of Subordinate Voting Shares of record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Preferred Shares Series A converted or the Subordinate Voting Shares resulting from any conversion.

5.	RESTRICTIONS ON PAYMENT OF DIVIDENDS AND RETIREMENT OF SHARES

5.1    So long as any of the Preferred Shares Series A are outstanding, the Corporation shall not, without the prior sanction of the holders thereof given in the same manner as specified for the amendment of the Preferred Shares Class Provisions:

(a)

declare or pay or set apart for payment any dividends (other than share dividends in shares ranking junior to the Preferred Shares Series A) on the Subordinate Voting Shares, the Multiple Voting Shares or any other shares of the Corporation ranking junior to the Preferred Shares Series A with respect to payment of dividends, or

(b)

call for redemption, purchase, acquire for value or reduce any shares of the Corporation ranking junior to the Preferred Shares Series A with respect to repayment of capital or with respect to payment of dividends, unless all dividends up to and including the dividend payable on the last preceding Dividend Payment Date on all Preferred Shares Series A and other preferred shares ranking on a parity with the said shares with respect to payment of dividends then outstanding, shall have been declared and paid or made available for payment at the date of any such action referred to in the foregoing paragraphs (a) and (b) and unless there shall remain, after the conclusion of any such action referred to in the foregoing paragraphs (a) and (b), sufficient funds for the redemption of all then issued and outstanding Preferred Shares Series A.

6.	CREATION OR ISSUE OF ADDITIONAL PREFERRED SHARES

6.1    At any time when any of the Preferred Shares Series A are outstanding, the Corporation shall not, without the prior sanction of the holders of 66 2/3% of the Preferred Shares Series A given as specified in the Preferred Shares Class Provisions, create, issue or sell any other shares ranking prior to the Preferred Shares Series A with respect to the payment of dividends or repayment of capital.

7.	AMENDMENTS

7.1    The provisions of sections 1 to 7, inclusive, of the Preferred Shares Series A Provisions may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Preferred Shares Series A given as specified in the Preferred Shares Class Provisions, in addition to any other approval required by the Canada Business Corporations Act.

(551856.5)

The Preferred Shares Series B shall, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class (collectively, the “Preferred Shares Class Provisions”) carry and be subject to the following rights, privileges, restrictions and conditions (collectively, the “Preferred Shares Series B Provisions”):

1.	INTERPRETATION

1.1	Defined Terms

The following words and phrases whenever used in the Preferred Shares Series B Provisions shall have the following meanings, unless there be something in the context otherwise inconsistent therewith:

(a)	“Business Day” shall mean a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the municipality where the Corporation’s registered office in Canada is situated;

(b)

“Conversion Basis” at any time shall mean the number of Subordinate Voting Shares of the Corporation into which at such time 1 Preferred Share Series B shall be convertible in accordance with the provisions of Article 4 of these Preferred Shares Series B Provisions;

(c)	“Conversion Price” shall mean $0.60;

(d)	“Dividend Payment Date” shall mean the 1st days of January, April, July and October in each calendar year;

(e)	“Dividend Rate” shall mean 12% per year, calculated monthly;

(f)

“Dividend Reinvestment and Stock Purchase Plans” shall mean any plan or plans in effect from time to time pursuant to which, among other things, the holders of the Corporation’s outstanding Subordinate Voting Shares may:

(i)	purchase with reinvested dividends at not less than 75% of a specified average market price, additional Subordinate Voting Shares to be issued from treasury;

(ii)	make optional payments to be applied to the purchase of Subordinate Voting Shares to be issued from treasury at 100% of a specified average market price of Subordinate Voting Shares; or

(iii)

receive additional Subordinate Voting Shares as stock dividends by electing to receive dividends in Subordinate Voting Shares in lieu of ordinary cash dividends being based on not less than 75% of a specified average market price of Subordinate Voting Shares, or any analogous plan or plans;

(g)	“Equivalent Conversion Price” at any time shall mean the quotient obtained by dividing the sum of $1.00 by the Conversion Basis in effect at such time;

(h)	“Holder’s Conversion Option Period” shall have the meaning attributed to it by paragraph 4.2.2.1;

(i)

“Market Price” of the Subordinate Voting Shares at any date shall mean the weighted average trading prices per share of the Subordinate Voting Shares on The Toronto Stock Exchange (or, if the Subordinate Voting Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which such shares are listed as may be selected for that purpose by the directors) during the 20 most recent trading days on which there have been trades immediately prior to such date; provided that if the Subordinate Voting Shares are not listed on any stock exchange, the market price of the Subordinate Voting Shares shall be determined by the directors, which determination shall be conclusive;

(j)

“Multiple Voting Shares” shall mean Multiple Voting Shares of the Corporation, as such shares were constituted on January 31, 2000 and shares of any other class resulting from any reclassification or change of such shares;

(k)	“Notice of the Corporation” shall have the meaning attributed to it by paragraph 4.2.1;

(l)	“Notice of the Trustee” shall have the meaning attributed to it by paragraph 4.2.2;

(m)

“Subordinate Voting Shares” shall mean Subordinate Voting Shares of the Corporation as such shares were constituted on January 31, 2000 and shares of any other class resulting from any reclassification or change of such shares; and

(n)	“Trust Funds” shall have the meaning attributed to it by paragraph 4.2.1.

1.2	Reference to Statutes

Any reference in the Preferred Shares Series B Provisions to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

1.3	Canadian Funds

All amounts payable pursuant hereto shall be payable in lawful money of Canada.

1.4	Non-Business Day

If any day on which any dividend on the Preferred Shares Series B is payable or by which any other action is required to be taken hereunder is not a Business Day, then such dividend shall be payable or such other action shall be required to be taken on the next succeeding day that is a Business Day.

1.5	Herein, hereto, etc.

The words “herein”, “hereto”, “hereof” and similar words refer, unless the context clearly indicates the contrary, to the whole of the Preferred Shares Series B Provisions and not to any particular Article, subsection or paragraph thereof.

1.6	Number and Gender

Words importing the singular number only shall include the plural and vice-versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

2.	DIVIDENDS

2.1	Payment of Dividends

The holders of Preferred Shares Series B shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors out of moneys properly applicable to the payment of dividends, cumulative preferential cash dividends (in priority to the Multiple Voting Shares, the Subordinate Voting Shares and any other shares ranking junior to the Preferred Shares Series B) in the amounts determined from time to time in accordance with the provisions hereof. Such dividends on the Preferred Shares Series B shall accrue on a day-to-day basis from and including the date of issue thereof and shall be payable on each Dividend Payment Date to the holders of record at the close of business on the third (3rd) Business Day immediately preceding such Dividend Payment Date by cheques drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank and the delivery of such cheques shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless such cheques are not paid on due presentation. If on any Dividend Payment Date dividends payable on such date are not paid in full on all the Preferred Shares Series B then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable, under the provisions of any applicable law. The holders of the Preferred Shares Series B shall not be entitled to any dividends other than or in excess of the dividends provided for in this Article 2.

2.2	Amount of Dividends

2.2.1

Subject as hereinafter provided, the amount of the dividend payable on any Dividend Payment Date on any Preferred Share Series B then outstanding shall be equal to the amount (rounded to the nearest $0.01) calculated by applying the relevant Dividend Rate for the dividend period ending on the day immediately preceding such Dividend Payment Date to the sum of $1.00.

2.2.2

The dividend payable on any Dividend Payment Date or any other date as herein provided to any holder of Preferred Shares Series B shall be calculated by multiplying the amount of the dividend payable on such date on each such share by the total number of Preferred Shares Series B held by such holder and rounding to the nearest $0.01.

2.2.3

For the purposes of calculating the amount of the dividend payable on April 1, 2000, the Dividend Rate for the dividend period ending on April 1, 2000 shall be the Dividend Rate as defined in paragraph 2.2.1 hereof multiplied by a fraction the numerator of which is the number of days in such dividend period and the denominator of which is number of days in the stub quarter.

2.2.4	For the purposes of calculating the amount of the dividend payable on any day other than a Dividend Payment Date, the period beginning on the immediately preceding

Dividend Payment Date (or, prior to the first regular Dividend Payment Date, the date of issue of the Preferred Shares Series B) and ending on the day immediately preceding the date of such dividend payment shall be deemed to be a dividend period and the Dividend Rate for such deemed dividend period shall be the Dividend Rate as defined in paragraph 2.2.1 hereof multiplied by a fraction the numerator of which is the number of days in such deemed dividend period and the denominator of which is the number of days in the stub quarter in which such deemed dividend period is included.

3.	PURCHASE FOR CANCELLATION

3.1    The Corporation may, subject to the provisions of the Canada Business Corporations Act, purchase Preferred Shares Series B at the best possible price obtainable in the open market and upon such terms and conditions as may be freely negotiated with shareholders from time to time. Any Preferred Shares Series B so repurchased shall be cancelled.

4.	CONVERSION AND REDEMPTION PRIVILEGE

4.1	Conversion at Option of Holder

4.1.1

A holder of Preferred Shares Series B may choose at any time to demand the conversion of all but not less than all amounts paid up with respect to the Preferred Shares Series B by converting the entire amount paid up on such shares held by such holder, plus, at the holder’s option, all or a portion of the unpaid dividends accumulated thereon, if any, into fully paid and non-assessable Subordinate Voting Shares of the Corporation, on a conversion basis established (i) in respect of the amounts paid up with respect to the Preferred Shares, by dividing the amount paid up on such shares by the Conversion Price and (ii) in respect of the unpaid dividends accumulated thereon, by dividing the amount of unpaid dividends accumulated in respect of which a holder made an election to convert for the then outstanding Preferred Shares Series B to be converted by the Market Price, as of the Dividend Payment Date of the dividend payment period during which each such unpaid dividend amount became due.

4.1.2

The conversion right provided for in paragraph 4.1.1 may be exercised by the holder of Preferred Shares Series B by sending to the Corporation’s transfer agent, at its principal place of business in the cities of Montreal or Toronto, the Preferred Shares Series B certificate to be converted and a notice of the exercise of the conversion right, which notice shall have been duly signed by the holder of Preferred Shares Series B certificate and shall specify (i) the number of Preferred Shares Series B being converted; (ii) the value of the amounts paid up in respect thereon; (iii) the value of dividends accumulated and unpaid being converted if any; and (iv) the directions for registration and delivery of the Subordinate Voting Shares to be issued (failing which the transfer agent of the Corporation shall use the holder’s last known name and address in its registers). If applicable, the holder of Preferred Shares Series B shall provide, together with the aforementioned items, any transfer tax or other tax which may be exigible with respect to such conversion if the Subordinate Voting Shares resulting from the conversion are to be issued to persons other than the holder of the converted Preferred Shares Series B. A surrender to the Corporation’s transfer agent, made by the holder of Preferred Shares Series B to be converted, in accordance with this subsection 4.1 and including the duly completed and signed conversion notice shall be deemed to constitute a contract between the holder of Preferred Shares Series B and the Corporation pursuant whereto (i) the holder of Preferred Shares

Series B subscribes for the number of Subordinate Voting Shares the holder of Preferred Shares Series B is entitled to receive pursuant to the conversion, (ii) the holder of Preferred Shares Series B releases the Corporation from any liability with respect to the converted Preferred Shares Series B, and (iii) the Corporation agrees that such surrender of the Preferred Shares Series B for conversion constitutes payment in full of the subscription price for the Subordinate Voting Shares to be issued upon the conversion, the whole with effect as of the date of the conversion at the holder’s option as provided hereby.

4.1.3

As soon as possible after the notice of conversion is received by the Corporation, it shall issue and deliver or cause to be issued and delivered to holders of Preferred Shares Series B certificates so surrendered for conversion, or to their written order, one or more certificates registered in the name of the person or persons indicated in the conversion notice, which certificate(s) shall represent the number of Subordinate Voting Shares resulting from the conversion of the Preferred Shares Series B surrendered for such purpose. The conversion into Subordinate Voting Shares shall be deemed to have been made immediately prior to the close of business on the date of receipt by the Corporation of the conversion notice and, as of that moment, (i) the rights of the holder of converted Preferred Shares Series B, in such capacity, shall cease to exist, (ii) the person or persons in whose name one or more certificates representing the Subordinate Voting Shares must be registered and delivered following the conversion shall be deemed to have become registered holders of the Subordinate Voting Shares represented by the certificate(s) and (iii) any unpaid dividends not converted shall be paid to such holder in full and in cash by the Corporation forthwith. However, if the Corporation’s transfer books for the said Subordinate Voting Shares are closed on such date, the Corporation shall not be obligated to issue or cause to be issued any Subordinate Voting Shares until the date on which such transfer books are re-opened, and the holder of Preferred Shares Series B having effected the conversion shall not be deemed to have become the holder of the Subordinate Voting Shares to which the conversion entitles him as long as the said transfer books shall not have been re-opened.

4.2	Redemption Offer by Corporation

4.2.1

The Corporation may choose at any time after February 28, 2003, upon the giving to the Corporation’s transfer agent of a notice as hereinafter provided for, to offer to redeem all or part of the then outstanding Preferred Shares Series B, plus all unpaid dividends accumulated thereon. The notice of the Corporation to its transfer agent (the “Notice of the Corporation”) shall set forth (i) the date of redemption (which shall not be a date which occurs less than sixty (60) Business Days and no more than ninety (90) Business Days after the date of the giving of the Notice of the Corporation); (ii) the number of Preferred Shares Series B plus the amount of unpaid dividends accumulated thereon which the Corporation is offering to redeem; (iii) that the holders of Preferred Shares Series B have a choice to either accept the redemption for cash from the Corporation or elect to convert, with respect to the corresponding amounts, the Preferred Shares Series B and all or, at the holder’s option, part of the dividends accumulated thereon, into Subordinate Voting Shares; (iv) the fact that holders of Preferred Shares Series B have twenty (20) Business Days from the date of giving of the Notice of the Trustee as described below to make their choice and (v) the fact that if the Preferred Share Series B certificates are not surrendered to the Corporation’s transfer agent, together with a duly completed notice for the exercise of the conversion right completed as provided for by paragraph 4.1.2 hereof, by the expiry of such twentieth (20th) Business Day, such holder shall be deemed to have chosen payment in cash. The Notice of the Corporation shall be accompanied by the tender by the Corporation, to its transfer agent, in trust, of the amounts required to effect payment for the redemption of the number of Preferred Shares Series B stated in the Notice of the Corporation, plus unpaid dividends accumulated thereon (the “Trust Funds”).

4.2.2

As soon as possible after the receipt of the Notice of the Corporation and of the Trust Funds, the Corporation’s transfer agent shall deliver to holders of Preferred Shares Series B a notice (a “Notice of the Trustee”), which notice shall set forth (i) the date of redemption stated in the Notice of the Corporation; (ii) the number of Preferred Shares Series B plus the amount of unpaid dividends accumulated thereon which the Corporation is offering to redeem; (iii) that holders of Preferred Shares Series B have a choice to either accept redemption for cash from the Corporation or elect to convert, with respect to the corresponding amounts, the Preferred Shares Series B and all or, at the holder’s option, part of the dividends accumulated thereon, into Subordinate Voting Shares; (iv) the fact that holders of Preferred Shares Series B have twenty (20) Business Days from the date of giving of the Notice of the Trustee to make their choice; (v) the fact that if a Preferred Share Series B is not surrendered to the Corporation’s transfer agent, together with a duly completed form for the exercise of the conversion right, by the expiry of such delay, such holder shall be deemed to have chosen redemption for cash and (vi) that upon such surrender of the Preferred Shares Series B for conversion such a holder of Preferred Shares Series B has the right to obtain the certificates representing the Subordinate Voting Shares resulting from the conversion or the cash, as applicable. Upon reception of the Notice of the Trustee, a holder of Preferred Shares Series B shall then have the option:

4.2.2.1    to refuse the Corporation’s cash redemption offer, in which case such holder must surrender for conversion the corresponding number of Preferred Shares Series B held by him, by sending to the Trustee, at its principal place of business in the cities of Montreal or Toronto, within twenty (20) Business Days of the giving of the Notice of the Trustee (the “Holders Conversion Option Period”) the Preferred Shares Series B, surrendered for conversion together with a notice of exercise of the conversion right, completed as provided for by paragraph 4.1.2 hereof which notice shall have been duly signed and completed by the Holder of Preferred Shares Series B; or

4.2.2.2    to accept the Corporation’s cash redemption offer, in which case no further actions or steps are required of such holder in order to indicate his choice.

4.2.3

If a holder of Preferred Shares Series B has not surrendered for conversion the Preferred Shares Series B held by him pursuant to the provisions of paragraph 4.2.2.1 above within the Holder’s Conversion Option Period, such holder shall be deemed not to have exercised the option referred to in paragraph 4.2.2.1 and shall thereafter be deemed to have exercised the option referred to in paragraph 4.2.2.2.

4.2.4

If a holder of Preferred Shares Series B has exercised the option provided in paragraph 4.2.2.1, the Corporation’s transfer agent shall, within ten (10) Business Days following the Holder’s Conversion Option Period, upon receipt of the holder’s Preferred Shares Series B certificates tendered by such holder together with a notice of conversion completed in the same manner as set out in paragraph 4.1.2 above, deliver to the holders of Preferred Shares Series B certificates so surrendered for conversion, or to their written order, one or more certificates registered in the name of the person or persons indicated by such holders of Preferred Shares Series B, which certificate(s) shall represent such number of Subordinate Voting Shares resulting from the conversion of the Preferred Shares Series B as is obtained (i) in respect of the amounts paid up with respect to the Preferred Shares Series B by dividing the number of Preferred Shares Series B being converted by the Conversion Price and (ii) in respect of the unpaid dividends accumulated thereon by dividing the amount of unpaid dividends accumulated on the Preferred Shares Series B being converted by the Market Price as of the Dividend Payment Date of the dividend payment period during which each such unpaid dividend amount became due. If only a portion of the amount paid up or unpaid dividends on the Preferred Shares Series B certificates surrendered for conversion is to be converted, the holders of such Preferred Shares Series B shall be entitled to receive, at no cost, concurrently with the surrender of any Preferred Share Series B certificates of which only a portion has been converted, one or more Preferred Shares Series B certificates representing the amount paid up thereon and a cash payment representing the unpaid dividends accumulated in respect of the surrendered Preferred Shares Series B. The conversion into Subordinate Voting Shares shall be deemed to have been made immediately prior to the close of business on the date of conversion and, as of that moment, (i) the rights (except as regards any part of the Preferred Shares Series B which has not been converted) of the holders of converted Preferred Shares Series B, in such capacity, shall cease to exist up to the value of the paid up capital so converted and unpaid dividends thereon, and (ii) the person or persons in whose name one or more certificates representing the Subordinate Voting Shares must be registered and delivered following the conversion shall be deemed to have become a registered holder or registered holders of the Subordinate Voting Shares represented by the certificate(s). However, if the Corporation’s transfer books for the said Subordinate Voting Shares are closed on the date of conversion, the Corporation shall not be obligated to issue or cause to be issued any Subordinate Voting Shares until the date on which such transfer books are re-opened, and the holder of Preferred Shares Series B having effected the conversion shall not be deemed to have become the holder of the Subordinate Voting Shares to which the conversion entitles him as long as the said transfer books shall not have been re-opened.

4.2.5

If a holder of Preferred Shares Series B has exercised the option provided by paragraph 4.2.2.2, the Trustee shall, within ten (10) Business Days following the Holder’s Conversion Option Period, send to such holder of Preferred Shares Series B a notice which shall set forth (i) that the holder is deemed to have accepted the Corporation’s offer of redemption for cash; (ii) the amount paid up in respect of outstanding Preferred Shares Series B (including unpaid dividends accumulated thereon) which is thus redeemed, (iii) the fact that such holder has the right to receive a certified cheque, bank draft or money order for such amounts from the Trust Funds of the Corporation’s transfer agent and (iv) that in order to receive payment of the amounts to be repaid by the Corporation, the holder of Preferred Shares Series B must surrender for cancellation his Preferred Share Series B certificate(s) at the principal offices of the Corporation’s transfer agent in the cities of Montreal or Toronto. Upon receipt of the Preferred Shares Series B certificates from such holders, the Corporation’s transfer agent shall deliver to the holders of Preferred Shares Series B certificates so surrendered for cancellation, or to their written order, from the Trust Funds, certified cheques, bank drafts or money orders made out in the respective names of the holders of Preferred Shares Series B or in the name of the person or persons indicated by the holder of Preferred Shares Series B. If only a portion of the amount paid up or unpaid dividends on the Preferred Shares Series B certificates surrendered for cancellation is to be redeemed, the holders of such Preferred Shares Series B shall be entitled to receive, at no cost, concurrently with the surrender of the Preferred Shares Series B certificates of which only a portion is to be redeemed, one or more Preferred Shares Series B certificates representing the amount of the surrendered Preferred Shares Series B certificates which has not been redeemed. The redemption of Preferred Shares Series B certificates shall be deemed to be made immediately prior to the close of business on the date of redemption and as of that moment, the rights (except as regards any part of Preferred Shares Series B not repaid or unpaid dividends) of the holders of cancelled Preferred Shares Series B, in such capacity, shall cease to exist up to the value of the paid up capital and any dividends thereon so repaid.

4.3	Effect of Conversion of Preferred Shares Series B

4.3.1

If the Preferred Shares Series B are duly converted in accordance with the provisions hereof, the Subordinate Voting Shares subscribed for shall be issued as fully paid and non-assessable Subordinate Voting Shares and the person to whom such Subordinate Voting Shares are issued shall become the holder of record of such Subordinate Voting Shares on the date of conversion unless the transfer registers of the Trustee for the Subordinate Voting Shares shall be closed on such date, in which case the Subordinate Voting Shares subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Subordinate Voting Shares on the date on which such transfer registers are reopened.

4.3.2

If any fractional interests in a Subordinate Voting Share would, except for the provisions of this paragraph 4.3.2, be deliverable to a holder of Preferred Shares Series B upon his conversion of Preferred Shares Series B after adding the sum of the Subordinate Voting Shares to which such holder of Preferred Shares Series B would be entitled upon such exercise, the Corporation shall make a cash payment equal to the Market Price of the fraction of the Subordinate Voting Share not so issued.

4.4	Cancellation of Surrendered Preferred Shares Series B Certificates

All Preferred Shares Series B certificates surrendered to the Corporation’s transfer agent for redemption or conversion shall be cancelled by the transfer agent. The transfer agent shall, if required by the Corporation, furnish the Corporation with a certificate identifying the Preferred Shares Series B certificates so cancelled and the number of Subordinate Voting Shares which could have been or were acquired pursuant to each cancelled Preferred Shares Series B certificate deemed to have been cancelled.

4.5	Entitlement to Dividends

A holder of Preferred Shares Series B on the record date for any dividend declared payable on such share on the Dividend Payment Date will be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Subordinate Voting Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Subordinate Voting Shares in respect of all dividends declared payable to holders of Subordinate Voting Shares of record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Preferred Shares Series B converted or the Subordinate Voting Shares resulting from any conversion.

5.	RESTRICTIONS ON PAYMENT OF DIVIDENDS AND RETIREMENT OF SHARES

5.1    So long as any of the Preferred Shares Series B are outstanding, the Corporation shall not, without the prior sanction of the holders thereof given in the same manner as specified for the amendment of the Preferred Shares Class Provisions:

(a)

declare or pay or set apart for payment any dividends (other than share dividends in shares ranking junior to the Preferred Shares Series B) on the Subordinate Voting Shares, the Multiple Voting Shares or any other shares of the Corporation ranking junior to the Preferred Shares Series B with respect to payment of dividends, or

(b)

call for redemption, purchase, acquire for value or reduce any shares of the Corporation ranking junior to the Preferred Shares Series B with respect to repayment of capital or with respect to payment of dividends, unless all dividends up to and including the dividend payable on the last preceding Dividend Payment Date on all Preferred Shares Series B and other preferred shares ranking on a parity with the said shares with respect to payment of dividends then outstanding, shall have been declared and paid or made available for payment at the date of any such action referred to in the foregoing paragraphs (a) and (b) and unless there shall remain, after the conclusion of any such action referred to in the foregoing paragraphs (a) and (b), sufficient funds for the redemption of all then issued and outstanding Preferred Shares Series B.

6.	CREATION OR ISSUE OF ADDITIONAL PREFERRED SHARES

6.1    At any time when any of the Preferred Shares Series B are outstanding, the Corporation shall not, without the prior sanction of the holders of 66 2/3% of the Preferred Shares Series B given as specified in the Preferred Shares Class Provisions, create, issue or sell any other shares ranking prior to the Preferred Shares Series B with respect to the payment of dividends or repayment of capital.

7.	AMENDMENTS

7.1    The provisions of sections 1 to 7, inclusive, of the Preferred Shares Series B Provisions may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Preferred Shares Series B given as specified in the Preferred Shares Class Provisions, in addition to any other approval required by the Canada Business Corporations Act.

(567096.2)

Industry Canada	Industrie Canada

Certificate of Amendment Canada Business Corporations Act	Certificat de modification Loi canadienne sur les sociétés par actions

PROMETIC LIFE SCIENCES INC./

PROMETIC SCIENCES DE LA VIE INC.		307730-6

Name of Corporation-Denomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

May 15, 2008 / le 15 mai 2008

Richard G. Shaw Director - Directeur		Date of Amendment - Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ELECTRONIQUE

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société

PROMETIC LIFE SCIENCES INC./ PROMETIC SCIENCES DE LA VIE INC.	307730-6

3. The articles of the above-named corporation are amended as follows:

Les statuts de la société mentionneé ci-dessus sont modifiés de la facon suivante:

Schedule 1 (including its Appendix A) to the Restated Articles of Incorporation dated May 19, 1998, and Schedule “A” to the Articles of Amendment dated February 16, 2000, both containing a description of the share capital of the Corporation are hereby repealed and replaced by the following Schedule 1.

S C H E D U L E 1

TO THE ARTICLES OF AMENDMENT

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares issuable in series. The first 2 series of Preferred Shares forming part of the authorized share capital of the Corporation, consist of a maximum of 1,050,000 shares designated as “Preferred Shares Series A” and a maximum of 950,000 shares designated as “Preferred Shares Series B”.

COMMON SHARES:

The Common Shares shall have the following rights, privileges, restrictions and conditions:

1.    VOTING RIGHTS

The holders of Common Shares shall be entitled to one (1) vote for each Common Share held by them at all meetings of shareholders.

2.    LIQUIDATION, DISSOLUTION OR OTHER DISTRIBUTION OF ASSETS

In the event of the voluntary or involuntary liquidation, dissolution, winding-up or other distribution of assets of the Corporation, the holders of Common Shares shall be entitled to receive the remaining property of the Corporation, pari passu, to the exclusion of the holders of shares of any other class.

3.    DIVIDENDS

The holders of Common Shares shall be entitled, pari passu, subject to the other provisions of this Schedule 1, to receive such dividends as may be declared by the directors of the Corporation from time to time.

4.    AMENDMENTS SUBJECT TO CONFIRMATION BY ARTICLES OF AMENDMENT

Subject to confirmation by articles of amendment and the issue of a Certificate of Amendment, the director or directors of the Corporation may, at any time or times or from time to time, adopt a resolution or resolutions whereby the terms hereof and of the foregoing paragraphs may be altered, amended or repealed or the application thereof suspended in any particular case and changes made in the rights, privileges, restrictions and conditions attached to one or more classes of shares of the Corporation, but no such resolution shall have any force or effect until after it has been sanctioned by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in value of the voting shares then outstanding and of at least sixty-six and two-thirds percent (66 2/3%) in value of shares of each class affected by such amendment, in each case voting separately as a class at a meeting or meetings specially called for such purpose.

PREFERRED SHARES:

The Preferred Shares are issuable in series and shall have the following rights, privileges, restrictions and conditions:

1.    The directors of the Corporation may at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

2.    Subject to the provisions of paragraph 10, the holders of the Preferred Shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders’ meetings.

3.    The directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance the designation, rights, restrictions, conditions and limitations to be attached to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether or not cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, conversion rights (if any) or other provisions attached to the Preferred Shares of such series, the whole subject to the issue by the Director, Industry Canada, of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares.

4.    When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

5.    The Preferred Shares shall be entitled to preference over the other classes of shares of the Corporation with respect to the payment of dividends and may also be given such other preferences over the other classes of shares of the Corporation as may be fixed by the directors of the Corporation as to the respective series authorized to be issued.

6.    The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary.

7.    In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the other classes of shares of the Corporation, be entitled to receive (i) an amount equal to the amount paid up on such shares, together with, in the case of cumulative dividends, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative dividends, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preferred Shares, respectively, if they had been called for redemption by the Corporation on the date of distribution and, if said Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preferred Shares, respectively.

8.    No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Preferred Shares nor, unless any such requirement is waived as part of the conditions, restrictions and limitations attached to a particular series of Preferred Shares, shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

9.    The Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attached to the Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series.

10.    The provisions of paragraphs 1 to 9, inclusive, and of this paragraph 10 may be deleted or varied in whole or in part by a Certificate of Amendment, but only with the prior approval of the holders of the Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act (or any other statutory provision of like or similar effect, from time to time in force). The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days’ notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than 2/3 of the votes cast at such adjourned meeting shall constitute the authorization of the holders of the Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Preferred Shares shall be entitled to one (1) vote in respect of each Preferred Share held.

PREFERRED SHARES SERIES A

The Preferred Shares Series A shall, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class (collectively, the “Preferred Shares Class Provisions”) carry and be subject to the following rights, privileges, restrictions and conditions (collectively, the “Preferred Shares Series A Provisions”):

1.    INTERPRETATION

1.1    Defined Terms

The following words and phrases whenever used in the Preferred Shares Series A Provisions shall have the following meanings, unless there be something in the context otherwise inconsistent therewith:

(a)    “Business Day” shall mean a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the municipality where the Corporation’s registered office in Canada is situated;

(b)    “Conversion Basis” at any time shall mean the number of Common Shares of the Corporation into which at such time one (1) Preferred Share Series A shall be convertible in accordance with the provisions of Article 4 of these Preferred Shares Series A Provisions;

(c)    “Conversion Price” shall mean $0.50;

(d)    “Dividend Payment Date” shall mean the 1st days of January, April, July and October in each calendar year;

(e)    “Dividend Rate” shall mean 12% per year, calculated monthly;

(f)    “Dividend Reinvestment and Stock Purchase Plans” shall mean any plan or plans in effect from time to time pursuant to which, among other things, the holders of the Corporation’s outstanding Common Shares may:

(i)    purchase with reinvested dividends at not less than 75% of a specified average market price, additional Common Shares to be issued from treasury;

(ii)    make optional payments to be applied to the purchase of Common Shares to be issued from treasury at 100% of a specified average market price of Common Shares; or

(iii)    receive additional Common Shares as stock dividends by electing to receive dividends in Common Shares in lieu of ordinary cash dividends being based on not less than 75% of a specified average market price of Common Shares, or any analogous plan or plans;

(g)    “Equivalent Conversion Price” at any time shall mean the quotient obtained by dividing the sum of $1.00 by the Conversion Basis in effect at such time;

(h)    “Holder’s Conversion Option Period” shall have the meaning attributed to it by paragraph 4.2.2.1;

(i)    “Market Price” of the Common Shares at any date shall mean the weighted average trading prices per share of the Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which such shares are listed as may be selected for that purpose by the directors) during the twenty (20) most recent trading days on which there have been trades immediately prior to such date; provided that if the Common Shares are not listed on any stock exchange, the market price of the Common Shares shall be determined by the directors, which determination shall be conclusive;

(j)    “Notice of the Corporation” shall have the meaning attributed to it by paragraph 4.2.1;

(k)    “Notice of the Trustee” shall have the meaning attributed to it by paragraph 4.2.2;

(l)    “Common Shares” shall mean Common Shares of the Corporation and shares of any other class resulting from any reclassification or change of such shares; and

(m)    “Trust Funds” shall have the meaning attributed to it by paragraph 4.2.1.

1.2    Reference to Statutes

Any reference in the Preferred Shares Series A Provisions to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

1.3    Canadian Funds

All amounts payable pursuant hereto shall be payable in lawful money of Canada.

1.4    Non-Business Day

If any day on which any dividend on the Preferred Shares Series A is payable or by which any other action is required to be taken hereunder is not a Business Day, then such dividend shall be payable or such other action shall be required to be taken on the next succeeding day that is a Business Day.

1.5    Herein, hereto, etc.

The words “herein”, “hereto”, “hereof and similar words refer, unless the context clearly indicates the contrary, to the whole of the Preferred Shares Series A Provisions and not to any particular Article, subsection or paragraph thereof.

1.6    Number and Gender

Words importing the singular number only shall include the plural and vice-versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

2.    DIVIDENDS

2.1    Payment of Dividends

The holders of Preferred Shares Series A shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors out of moneys properly applicable to the payment of dividends, cumulative preferential cash dividends (in priority to the Common Shares and any other shares ranking junior to the Preferred Shares Series A) in the amounts determined from time to time in accordance with the provisions hereof. Such dividends on the Preferred Shares Series A shall accrue on a day-to-day basis from and including the date of issue thereof and shall be payable on each Dividend Payment Date to the holders of record at the close of business on the third (3rd) Business Day immediately preceding such Dividend Payment Date by cheques drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank and the delivery of such cheques shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless such cheques are not paid on due presentation. If on any Dividend Payment Date dividends payable on such date are not paid in full on all the Preferred Shares Series A then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable, under the provisions of any applicable law. The holders of the Preferred Shares Series A shall not be entitled to any dividends other than or in excess of the dividends provided for in this Article 2.

2.2    Amount of Dividends

2.2.1    Subject as hereinafter provided, the amount of the dividend payable on any Dividend Payment Date on any Preferred Share Series A then outstanding shall be equal to the amount (rounded to the nearest $0.01) calculated by applying the relevant Dividend Rate for the dividend period ending on the day immediately preceding such Dividend Payment Date to the sum of $1.00.

2.2.2    The dividend payable on any Dividend Payment Date or any other date as herein provided to any holder of Preferred Shares Series A shall be calculated by multiplying the amount of the dividend payable on such date on each such share by the total number of Preferred Shares Series A held by such holder and rounding to the nearest $0.01.

2.2.3    For the purposes of calculating the amount of the dividend payable on April 1, 2000, the Dividend Rate for the dividend period ending on April 1, 2000 shall be the Dividend Rate as defined in paragraph 2.2.1 hereof multiplied by a fraction the numerator of which is the number of days in such dividend period and the denominator of which is number of days in the stub quarter.

2.2.4    For the purposes of calculating the amount of the dividend payable on any day other than a Dividend Payment Date, the period beginning on the immediately preceding Dividend Payment Date (or, prior to the first regular Dividend Payment Date, the date of issue of the Preferred Shares Series A) and ending on the day immediately preceding the date of such dividend payment shall be deemed to be a dividend period and the Dividend Rate for such deemed dividend period shall be the Dividend Rate as defined in paragraph 2.2.1 hereof multiplied by a fraction the numerator of which is the number of days in such deemed dividend period and the denominator of which is the number of days in the stub quarter in which such deemed dividend period is included.

3.    PURCHASE FOR CANCELLATION

3.1    The Corporation may, subject to the provisions of the Canada Business Corporations Act, purchase Preferred Shares Series A at the best possible price obtainable in the open market and upon such terms and conditions as may be freely negotiated with shareholders from time to time. Any Preferred Shares Series A so repurchased shall be cancelled.

4.    CONVERSION AND REDEMPTION PRIVILEGE

4.1    Conversion at Option of Holder

4.1.1    A holder of Preferred Shares Series A may choose at any time to demand the conversion of all but not less than all amounts paid up with respect to the Preferred Shares Series A by converting the entire amount paid up on such shares held by such holder, plus, at the holder’s option, all or a portion of the unpaid dividends accumulated thereon, if any, into fully paid and non-assessable Common Shares of the Corporation, on a conversion basis established (i) in respect of the amounts paid up with respect to the Preferred Shares, by dividing the amount paid up on such shares by the Conversion Price and (ii) in respect of the unpaid dividends accumulated thereon, by dividing the amount of unpaid dividends accumulated in respect of which a holder made an election to convert for the then outstanding Preferred Shares Series A to be converted by the Market Price, as of the Dividend Payment Date of the dividend payment period during which each such unpaid dividend amount became due.

4.1.2    The conversion right provided for in paragraph 4.1.1 may be exercised by the holder of Preferred Shares Series A by sending to the Corporation’s transfer agent, at its principal place of business in the cities of Montreal or Toronto, the Preferred Shares Series A certificate to be converted and a notice of the exercise of the conversion right, which notice shall have been duly signed by the holder of Preferred Shares Series A certificate and shall specify (i) the number of Preferred Shares Series A being converted; (ii) the value of the amounts paid up in respect thereon; (iii) the value of dividends accumulated and unpaid being converted if any; and (iv) the directions for registration and delivery of the Common Shares to be issued (failing which the transfer agent of the Corporation shall use the holder’s last known name and address in its registers). If applicable, the holder of Preferred Shares Series A shall provide, together with the aforementioned items, any transfer tax or other tax which may be exigible with respect to such conversion if the Common Shares resulting from the conversion are to be issued to persons other than the holder of the converted Preferred Shares Series A. A surrender to the Corporation’s transfer agent, made by the holder of Preferred Shares Series A to be converted, in accordance with this subsection 4.1 and including the duly completed and signed conversion notice shall be deemed to constitute a contract between the holder of Preferred Shares Series A and the Corporation pursuant whereto (i) the holder of Preferred Shares Series A subscribes for the number of Common Shares the holder of Preferred Shares Series A is entitled to receive pursuant to the conversion, (ii) the holder of Preferred Shares Series A releases the Corporation from any liability with respect to the converted Preferred Shares Series A, and (iii) the Corporation agrees that such surrender of the Preferred Shares Series A for conversion constitutes payment in full of the subscription price for the Common Shares to be issued upon the conversion, the whole with effect as of the date of the conversion at the holder’s option as provided hereby.

4.1.3    As soon as possible after the notice of conversion is received by the Corporation, it shall issue and deliver or cause to be issued and delivered to holders of Preferred Shares Series A certificates so surrendered for conversion, or to their written order, one or more certificates registered in the name of the person or persons indicated in the conversion notice, which certificate(s) shall represent the number of Common Shares resulting from the conversion of the Preferred Shares Series A surrendered for such purpose. The conversion into Common Shares shall be deemed to have been made immediately prior to the close of business on the date of receipt by the Corporation of the conversion notice and, as of that moment, (i) the rights of the holder of converted Preferred Shares Series A, in such capacity, shall cease to exist, (ii) the person or persons in whose name one or more certificates representing the Common Shares must be registered and delivered following the conversion shall be deemed to have become registered holders of the Common Shares represented by the certificate(s) and (iii) any unpaid dividends not converted shall be paid to such holder in full and in cash by the Corporation forthwith. However, if the Corporation’s transfer books for the said Common Shares are closed on such date, the Corporation shall not be obligated to issue or cause to be issued any Common Shares until the date on which such transfer books are re-opened, and the holder of Preferred Shares Series A having effected the conversion shall not be deemed to have become the holder of the Common Shares to which the conversion entitles him as long as the said transfer books shall not have been re-opened.

4.2    Redemption Offer by Corporation

4.2.1    The Corporation may choose at any time after February 28, 2003, upon the giving to the Corporation’s transfer agent of a notice as hereinafter provided for, to offer to redeem all or part of the then outstanding Preferred Shares Series A, plus all unpaid dividends accumulated thereon. The notice of the Corporation to its transfer agent (the “Notice of the Corporation”) shall set forth (i) the date of redemption (which shall not be a date which occurs less than sixty (60) Business Days and no more than ninety (90) Business Days after the date of the giving of the Notice of the Corporation); (ii) the number of Preferred Shares Series A plus the amount of unpaid dividends accumulated thereon which the Corporation is offering to redeem; (iii) that the holders of Preferred Shares Series A have a choice to either accept the redemption for cash from the Corporation or elect to convert, with respect to the corresponding amounts, the Preferred Shares Series A and all or, at the holder’s option, part of the dividends accumulated thereon, into Common Shares; (iv) the fact that holders of Preferred Shares Series A have twenty (20) Business Days from the date of giving of the Notice of the Trustee as described below to make their choice and (v) the fact that if the Preferred Share Series A certificates are not surrendered to the Corporation’s transfer agent, together with a duly completed notice for the exercise of the conversion right completed as provided for by paragraph 4.1.2 hereof, by the expiry of such twentieth (20th) Business Day, such holder shall be deemed to have chosen payment in cash. The Notice of the Corporation shall be accompanied by the tender by the Corporation, to its transfer agent, in trust, of the amounts required to effect payment for the redemption of the number of Preferred Shares Series A stated in the Notice of the Corporation, plus unpaid dividends accumulated thereon (the “Trust Funds”).

4.2.2    As soon as possible after the receipt of the Notice of the Corporation and of the Trust Funds, the Corporation’s transfer agent shall deliver to holders of Preferred Shares Series A a notice (a “Notice of the Trustee”), which notice shall set forth (i) the date of redemption stated in the Notice of the Corporation; (ii) the number of Preferred Shares Series A plus the amount of unpaid dividends accumulated thereon which the Corporation is offering to redeem; (iii) that holders of Preferred Shares Series A have a choice to either accept redemption for cash from the Corporation or elect to convert, with respect to the corresponding amounts, the Preferred Shares Series A and all or, at the holder’s option, part of the dividends accumulated thereon, into Common Shares; (iv) the fact that holders of Preferred Shares Series A have twenty (20) Business Days from the date of giving of the Notice of the Trustee to make their choice; (v) the fact that if a Preferred Share Series A is not surrendered to the Corporation’s transfer agent, together with a duly completed form for the exercise of the conversion right, by the expiry of such delay, such holder shall be deemed to have chosen redemption for cash and (vi) that upon such surrender of the Preferred Shares Series A for conversion such a holder of Preferred Shares Series A has the right to obtain the certificates representing the Common Shares resulting from the conversion or the cash, as applicable. Upon reception of the Notice of the Trustee, a holder of Preferred Shares Series A shall then have the option:

4.2.2.1    to refuse the Corporation’s cash redemption offer, in which case such holder must surrender for conversion the corresponding number of Preferred Shares Series A held by him, by sending to the Trustee, at its principal place of business in the cities of Montreal or Toronto, within twenty (20) Business Days of the giving of the Notice of the Trustee (the “Holders Conversion Option Period”) the Preferred Shares Series A, surrendered for conversion together with a notice of exercise of the conversion right, completed as provided for by paragraph 4.1.2 hereof which notice shall have been duly signed and completed by the Holder of Preferred Shares Series A; or

4.2.2.2    to accept the Corporation’s cash redemption offer, in which case no further actions or steps are required of such holder in order to indicate his choice.

4.2.3    If a holder of Preferred Shares Series A has not surrendered for conversion the Preferred Shares Series A held by him pursuant to the provisions of paragraph 4.2.2.1 above within the Holder’s Conversion Option Period, such holder shall be deemed not to have exercised the option referred to in paragraph 4.2.2.1 and shall thereafter be deemed to have exercised the option referred to in paragraph 4.2.2.2.

4.2.4    If a holder of Preferred Shares Series A has exercised the option provided in paragraph 4.2.2.1, the Corporation’s transfer agent shall, within ten (10) Business Days following the Holder’s Conversion Option Period, upon receipt of the holder’s Preferred Shares Series A certificates tendered by such holder together with a notice of conversion completed in the same manner as set out in paragraph 4.1.2 above, deliver to the holders of Preferred Shares Series A certificates so surrendered for conversion, or to their written order, one or more certificates registered in the name of the person or persons indicated by such holders of Preferred Shares Series A, which certificate(s) shall represent such number of Common Shares resulting from the conversion of the Preferred Shares Series A as is obtained (i) in respect of the amounts paid up with respect to the Preferred Shares Series A by dividing the number of Preferred Shares Series A being converted by the Conversion Price and (ii) in respect of the unpaid dividends accumulated thereon by dividing the amount of unpaid dividends accumulated on the Preferred Shares Series A being converted by the Market Price as of the Dividend Payment Date of the dividend payment period during which each such unpaid dividend amount became due. If only a portion of the amount paid up or unpaid dividends on the Preferred Shares Series A certificates surrendered for conversion is to be converted, the holders of such Preferred Shares Series A shall be entitled to receive, at no cost, concurrently with the surrender of any Preferred Share Series A certificates of which only a portion has been converted, one or more Preferred Shares Series A certificates representing the amount paid up thereon and a cash payment representing the unpaid dividends accumulated in respect of the surrendered Preferred Shares Series A. The conversion into Common Shares shall be deemed to have been made immediately prior to the close of business on the date of conversion and, as of that moment, (i) the rights (except as regards any part of the Preferred Shares Series A which has not been converted) of the holders of converted Preferred Shares Series A, in such capacity, shall cease to exist up to the value of the paid up capital so converted and unpaid dividends thereon, and (ii) the person or persons in whose name one or more certificates representing the Common Shares must be registered and delivered following the conversion shall be deemed to have become a registered holder or registered holders of the Common Shares represented by the certificate(s). However, if the Corporation’s transfer books for the said Common Shares are closed on the date of conversion, the Corporation shall not be obligated to issue or cause to be issued any Common Shares until the date on which such transfer books are re-opened, and the holder of Preferred Shares Series A having effected the conversion shall not be deemed to have become the holder of the Common Shares to which the conversion entitles him as long as the said transfer books shall not have been re-opened.

4.2.5 If a holder of Preferred Shares Series A has exercised the option provided by paragraph 4.2.2.2, the Trustee shall, within ten (10) Business Days following the Holder’s Conversion Option Period, send to such holder of Preferred Shares Series A a notice which shall set forth (i) that the holder is deemed to have accepted the Corporation’s offer of redemption for cash; (ii) the amount paid up in respect of outstanding Preferred Shares Series A (including unpaid dividends accumulated thereon) which is thus redeemed, (iii) the fact that such holder has the right to receive a certified cheque, bank draft or money order for such amounts from the Trust Funds of the Corporation’s transfer agent and (iv) that in order to receive payment of the amounts to be repaid by the Corporation, the holder of Preferred Shares Series A must surrender for cancellation his Preferred Share Series A certificate(s) at the principal offices of the Corporation’s transfer agent in the cities of Montreal or Toronto. Upon receipt of the Preferred Shares Series A certificates from such holders, the Corporation’s transfer agent shall deliver to the holders of Preferred Shares Series A certificates so surrendered for cancellation, or to their written order, from the Trust Funds, certified cheques, bank drafts or money orders made out in the respective names of the holders of Preferred Shares Series A or in the name of the person or persons indicated by the holder of Preferred Shares Series A. If only a portion of the amount paid up or unpaid dividends on the Preferred Shares Series A certificates surrendered for cancellation is to be redeemed, the holders of such Preferred Shares Series A shall be entitled to receive, at no cost, concurrently with the surrender of the Preferred Shares Series A certificates of which only a portion is to be redeemed, one or more Preferred Shares Series A certificates representing the amount of the surrendered Preferred Shares Series A certificates which has not been redeemed. The redemption of Preferred Shares Series A certificates shall be deemed to be made immediately prior to the close of business on the date of redemption and as of that moment, the rights (except as regards any part of Preferred Shares Series A not repaid or unpaid dividends) of the holders of cancelled Preferred Shares Series A, in such capacity, shall cease to exist up to the value of the paid up capital and any dividends thereon so repaid.

4.3 Effect of Conversion of Preferred Shares Series A

4.3.1 If the Preferred Shares Series A are duly converted in accordance with the provisions hereof, the Common Shares subscribed for shall be issued as fully paid and non-assessable Common Shares and the person to whom such Common Shares are issued shall become the holder of record of such Common Shares on the date of conversion unless the transfer registers of the Trustee for the Common Shares shall be closed on such date, in which case the Common Shares subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Common Shares on the date on which such transfer registers are reopened.

4.3.2 If any fractional interests in a Common Share would, except for the provisions of this paragraph 4.3.2, be deliverable to a holder of Preferred Shares Series A upon his conversion of Preferred Shares Series A after adding the sum of the Common Shares to which such holder of Preferred Shares Series A would be entitled upon such exercise, the Corporation shall make a cash payment equal to the Market Price of the fraction of the Common Share not so issued.

4.4 Cancellation of Surrendered Preferred Shares Series A Certificates

All Preferred Shares Series A certificates surrendered to the Corporation’s transfer agent for redemption or conversion shall be cancelled by the transfer agent. The transfer agent shall, if required by the Corporation, furnish the Corporation with a certificate identifying the Preferred Shares Series A certificates so cancelled and the number of Common Shares which could have been or were acquired pursuant to each cancelled Preferred Shares Series A certificate deemed to have been cancelled.

4.5 Entitlement to Dividends

A holder of Preferred Shares Series A on the record date for any dividend declared payable on such share on the Dividend Payment Date will be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Preferred Shares Series A converted or the Common Shares resulting from any conversion.

5. RESTRICTIONS ON PAYMENT OF DIVIDENDS AND RETIREMENT OF SHARES

5.1 So long as any of the Preferred Shares Series A are outstanding, the Corporation shall not, without the prior sanction of the holders thereof given in the same manner as specified for the amendment of the Preferred Shares Class Provisions:

(a) declare or pay or set apart for payment any dividends (other than share dividends in shares ranking junior to the Preferred Shares Series A) on the Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares Series A with respect to payment of dividends, or

(b) call for redemption, purchase, acquire for value or reduce any shares of the Corporation ranking junior to the Preferred Shares Series A with respect to repayment of capital or with respect to payment of dividends, unless all dividends up to and including the dividend payable on the last preceding Dividend Payment Date on all Preferred Shares Series A and other preferred shares ranking on a parity with the said shares with respect to payment of dividends then outstanding, shall have been declared and paid or made available for payment at the date of any such action referred to in the foregoing paragraphs (a) and (b) and unless there shall remain, after the conclusion of any such action referred to in the foregoing paragraphs (a) and (b), sufficient funds for the redemption of all then issued and outstanding Preferred Shares Series A.

6. CREATION OR ISSUE OF ADDITIONAL PREFERRED SHARES

6.1 At any time when any of the Preferred Shares Series A are outstanding, the Corporation shall not, without the prior sanction of the holders of 66 2/3% of the Preferred Shares Series A given as specified in the Preferred Shares Class Provisions, create, issue or sell any other shares ranking prior to the Preferred Shares Series A with respect to the payment of dividends or repayment of capital.

7. AMENDMENTS

7.1 The provisions of sections 1 to 7, inclusive, of the Preferred Shares Series A Provisions may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Preferred Shares Series A given as specified in the Preferred Shares Class Provisions, in addition to any other approval required by the Canada Business Corporations Act.

PREFERRED SHARES SERIES B

The Preferred Shares Series B shall, in addit ion to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class (collectively, the “Preferred Shares Class Provisions”) carry and be subject to the following rights, privileges, restrictions and conditions (collectively, the “Preferred Shares Series B Provisions”):

1. INTERPRETATION

1.1 Defined Terms

The following words and phrases whenever used in the Preferred Shares Series B Provisions shall have the following meanings, unless there be something in the context otherwise inconsistent therewith:

(a) “Business Day” shall mean a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the municipality where the Corporation’s registered office in Canada is situated;

(b) “Conversion Basis” at any time shall mean the number of Common Shares of the Corporation into which at such time one (1) Preferred Share Series B shall be convertible in accordance with the provisions of Article 4 of these Preferred Shares Series B Provisions;

(c) “Conversion Price” shall mean $0.60;

(d) “Dividend Payment Date” shall mean the 1st days of January, April, July and October in each calendar year;

(e) “Dividend Rate” shall mean 12% per year, calculated monthly;

(f) “Dividend Reinvestment and Stock Purchase Plans” shall mean any plan or plans in effect from time to time pursuant to which, among other things, the holders of the Corporation’s outstanding Common Shares may:

(i) purchase with reinvested dividends at not less than 75% of a specified average market price, additional Common Shares to be issued from treasury;

(ii) make optional payments to be applied to the purchase of Common Shares to be issued from treasury at 100% of a specified average market price of Common Shares; or

(iii) receive additional Common Shares as stock dividends by electing to receive dividends in Common Shares in lieu of ordinary cash dividends being based on not less than 75% of a specified average market price of Common Shares, or any analogous plan or plans;

(g) “Equivalent Conversion Price” at any time shall mean the quotient obtained by dividing the sum of $1.00 by the Conversion Basis in effect at such time;

(h) “Holder’s Conversion Option Period” shall have the meaning attributed to it by paragraph 4.2.2.1;

(i) “Market Price” of the Common Shares at any date shall mean the weighted average trading prices per share of the Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which such shares are listed as may be selected for that purpose by the directors) during the twenty (20) most recent trading days on which there have been trades immediately prior to such date; provided that if the Common Shares are not listed on any stock exchange, the market price of the Common Shares shall be determined by the directors, which determination shall be conclusive;

(j) “Notice of the Corporation” shall have the meaning attributed to it by paragraph 4.2.1;

(k) “Notice of the Trustee” shall have the meaning attributed to it by paragraph 4.2.2;

(l) “Common Shares” shall mean Common Shares of the Corporation and shares of any other class resulting from any reclassification or change of such shares; and

(m) “Trust Funds” shall have the meaning attributed to it by paragraph 4.2.1.

1.2 Reference to Statutes

Any reference in the Preferred Shares Series B Provisions to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

1.3 Canadian Funds

All amounts payable pursuant hereto shall be payable in lawful money of Canada.

1.4 Non-Business Day

If any day on which any dividend on the Preferred Shares Series B is payable or by which any other action is required to be taken hereunder is not a Business Day, then such dividend shall be payable or such other action shall be required to be taken on the next succeeding d ay that is a Business Day.

1.5 Herein, hereto, etc.

The words “herein”, “hereto”, “hereof” and similar words refer, unless the context clearly indicates the contrary, to the whole of the Preferred Shares Series B Provisions and not to any particular Article, subsection or paragraph thereof.

1.6 Number and Gender

Words importing the singular number only shall include the plural and vice-versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

2. DIVIDENDS

2.1 Payment of Dividends

The holders of Preferred Shares Series B shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors out of moneys properly applicable to the payment of dividends, cumulative preferential cash dividends (in priority to the Common Shares and any other shares ranking junior to the Preferred Shares Series B) in the amounts determined from time to time in accordance with the provisions hereof. Such dividends on the Preferred Shares Series B shall accrue on a day-to-day basis from and including the date of issue thereof and shall be payable on each Dividend Payment Date to the holders of record at the close of business on the third (3rd) Business Day immediately preceding such Dividend Payment Date by cheques drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank and the delivery of such cheques shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless such cheques are not paid on due presentation. If on any Dividend Payment Date dividends payable on such date are not paid in full on all the Preferred Shares Series B then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable, under the provisions of any applicable law. The holders of the Preferred Shares Series B shall not be entitled to any dividends other than or in excess of the dividends provided for in this Article 2.

2.2 Amount of Dividends

2.2.1 Subject as hereinafter provided, the amount of the dividend payable on any Dividend Payment Date on any Preferred Share Series B then outstanding shall be equal to the amount (rounded to the nearest $0.01) calculated by applying the relevant Dividend Rate for the dividend period ending on the day immediately preceding such Dividend Payment Date to the sum of $1.00.

2.2.2 The dividend payable on any Dividend Payment Date or any other date as herein provided to any holder of Preferred Shares Series B shall be calculated by multiplying the amount of the dividend payable on such date on each such share by the total number of Preferred Shares Series B held by such holder and rounding to the nearest $0.01.

2.2.3 For the purposes of calculating the amount of the dividend payable on April 1, 2000, the Dividend Rate for the dividend period ending on April 1, 2000 shall be the Dividend Rate as defined in paragraph 2.2.1 hereof multiplied by a fraction the numerator of which is the number of days in such dividend period and the denominator of which is number of days in the stub quarter.

2.2.4 For the purposes of calculating the amount of the dividend payable on any day other than a Dividend Payment Date, the period beginning on the immediately preceding Dividend Payment Date (or, prior to the first regular Dividend Payment Date, the date of issue of the Preferred Shares Series B) and ending on the day immediately preceding the date of such dividend payment shall be deemed to be a dividend period and the Dividend Rate for such deemed dividend period shall be the Dividend Rate as defined in paragraph 2.2.1 hereof multiplied by a fraction the numerator of which is the number of days in such deemed dividend period and the denominator of which is the number of days in the stub quarter in which such deemed dividend period is included.

3. PURCHASE FOR CANCELLATION

3.1 The Corporation may, subject to the provisions of the Canada Business Corporations Act, purchase Preferred Shares Series B at the best possible price obtainable in the open market and upon such terms and conditions as may be freely negotiated with shareholders from time to time. Any Preferred Shares Series B so repurchased shall be cancelled.

4. CONVERSION AND REDEMPTION PRIVILEGE

4.1 Conversion at Option of Holder

4.1.1 A holder of Preferred Shares Series B may choose at any time to demand the conversion of all but not less than all amounts paid up with respect to the Preferred Shares Series B by converting the entire amount paid up on such shares held by such holder, plus, at the holder’s option, all or a portion of the unpaid dividends accumulated thereon, if any, into fully paid and non-assessable Common Shares of the Corporation, on a conversion basis established (i) in respect of the amounts paid up with respect to the Preferred Shares, by dividing the amount paid up on such shares by the Conversion Price and (ii) in respect of the unpaid dividends accumulated thereon, by dividing the amount of unpaid dividends accumulated in respect of which a holder made an election to convert for the then outstanding Preferred Shares Series B to be converted by the Market Price, as of the Dividend Payment Date of the dividend payment period during which each such unpaid dividend amount became due.

4.1.2 The conversion right provided for in paragraph 4.1.1 may be exercised by the holder of Preferred Shares Series B by sending to the Corporation’s transfer agent, at its principal place of business in the cities of Montreal or Toronto, the Preferred Shares Series B certificate to be converted and a notice of the exercise of the conversion right, which notice shall have been duly signed by the holder of Preferred Shares Series B certificate and shall specify (i) the number of Preferred Shares Series B being converted; (ii) the value of the amounts paid up in respect thereon; (iii) the value of dividends accumulated and unpaid being converted if any; and (iv) the directions for registration and delivery of the Common Shares to be issued (failing which the transfer agent of the Corporation shall use the holder’s last known name and address in its registers). If applicable, the holder of Preferred Shares Series B shall provide, together with the aforementioned items, any transfer tax or other tax which may be exigible with respect to such conversion if the Common Shares resulting from the conversion are to be issued to persons other than the holder of the converted Preferred Shares Series B. A surrender to the Corporation’s transfer agent, made by the holder of Preferred Shares Series B to be converted, in accordance with this subsection 4.1 and including the duly completed and signed conversion notice shall be deemed to constitute a contract between the holder of Preferred Shares Series B and the Corporation pursuant whereto (i) the holder of Preferred Shares Series B subscribes for the number of Common Shares the holder of Preferred Shares Series B is entitled to receive pursuant to the conversion, (ii) the holder of Preferred Shares Series B releases the Corporation from any liability with respect to the converted Preferred Shares Series B, and (iii) the Corporation agrees that such surrender of the Preferred Shares Series B for conversion constitutes payment in full of the subscription price for the Common Shares to be issued upon the conversion, the whole with effect as of the date of the conversion at the holder’s option as provided hereby.

4.1.3 As soon as possible after the notice of conversion is received by the Corporation, it shall issue and deliver or cause to be issued and delivered to holders of Preferred Shares Series B certificates so surrendered for conversion, or to their written order, one or more certificates registered in the name of the person or persons indicated in the conversion notice, which certificate(s) shall represent the number of Common Shares resulting from the conversion of the Preferred Shares Series B surrendered for such purpose. The conversion into Common Shares shall be deemed to have been made immediately prior to the close of business on the date of receipt by the Corporation of the conversion notice and, as of that moment, (i) the rights of the holder of converted Preferred Shares Series B, in such capacity, shall cease to exist, (ii) the person or persons in whose name one or more certificates representing the Common Shares must be registered and delivered following the conversion shall be deemed to have become registered holders of the Common Shares represented by the certificate(s) and (iii) any unpaid dividends not converted shall be paid to such holder in full and in cash by the Corporation forthwith. However, if the Corporation’s transfer books for the said Common Shares are closed on such date, the Corporation shall not be obligated to issue or cause to be issued any Common Shares until the date on which such transfer books are re-opened, and the holder of Preferred Shares Series B having effected the conversion shall not be deemed to have become the holder of the Common Shares to which the conversion entitles him as long as the said transfer books shall not have been re-opened.

4.2 Redemption Offer by Corporation

4.2.1 The Corporation may choose at any time after February 28, 2003, upon the giving to the Corporation’s transfer agent of a notice as hereinafter provided for, to offer to redeem all or part of the then outstanding Preferred Shares Series B, plus all unpaid dividends accumulated thereon. The notice of the Corporation to its transfer agent (the “Notice of the Corporation”) shall set forth (i) the date of redemption (which shall not be a date which occurs less than sixty (60) Business Days and no more than ninety (90) Business Days after the date of the giving of the Notice of the Corporation); (ii) the number of Preferred Shares Series B plus the amount of unpaid dividends accumulated thereon which the Corporation is offering to redeem; (iii) that the holders of Preferred Shares Series B have a choice to either accept the redemption for cash from the Corporation or elect to convert, with respect to the corresponding amounts, the Preferred Shares Series B and all or, at the holder’s option, part of the dividends accumulated thereon, into Common Shares; (iv) the fact that holders of Preferred Shares Series B have twenty (20) Business Days from the date of giving of the Notice of the Trustee as described below to make their choice and (v) the fact that if the Preferred Share Series B certificates are not surrendered to the Corporation’s transfer agent, together with a duly completed notice for the exercise of the conversion right completed as provided for by paragraph 4.1.2 hereof, by the expiry of such twentieth (20th) Business Day, such holder shall be deemed to have chosen payment in cash. The Notice of the Corporation shall be accompanied by the tender by the Corporation, to its transfer agent, in trust, of the amounts required to effect payment for the redemption of the number of Preferred Shares Series B stated in the Notice of the Corporation, plus unpaid dividends accumulated thereon (the “Trust Funds”).

4.2.2 As soon as possible after the receipt of the Notice of the Corporation and of the Trust Funds, the Corporation’s transfer agent shall deliver to holders of Preferred Shares Series B a notice (a “Notice of the Trustee”), which notice shall set forth (i) the date of redemption stated in the Notice of the Corporation; (ii) the number of Preferred Shares Series B plus the amount of unpaid dividends accumulated thereon which the Corporation is offering to redeem; (iii) that holders of Preferred Shares Series B have a choice to either accept redemption for cash from the Corporation or elect to convert, with respect to the corresponding amounts, the Preferred Shares Series B and all or, at the holder’s option, part of the dividends accumulated thereon, into Common Shares; (iv) the fact that holders of Preferred Shares Series B have twenty (20) Business Days from the date of giving of the Notice of the Trustee to make their choice; (v) the fact that if a Preferred Share Series B is not surrendered to the Corporation’s transfer agent, together with a duly completed form for the exercise of the conversion right, by the expiry of such delay, such holder shall be deemed to have chosen redemption for cash and (vi) that upon such surrender of the Preferred Shares Series B for conversion such a holder of Preferred Shares Series B has the right to obtain the certificates representing the Common Shares resulting from the conversion or the cash, as applicable. Upon reception of the Notice of the Trustee, a holder of Preferred Shares Series B shall then have the option:

4.2.2.1 to refuse the Corporation’s cash redemption offer, in which case such holder must surrender for conversion the corresponding number of Preferred Shares Series B held by him, by sending to the Trustee, at its principal place of business in the cities of Montreal or Toronto, within twenty (20) Business Days of the giving of the Notice of the Trustee (the “Holders Conversion Option Period”) the Preferred Shares Series B, surrendered for conversion together with a notice of exercise of the conversion right, completed as provided for by paragraph 4.1.2 hereof which notice shall have been duly signed and completed by the Holder of Preferred Shares Series B; or

4.2.2.2 to accept the Corporation’s cash redemption offer, in which case no further actions or steps are required of such holder in order to indicate his choice.

4.2.3 If a holder of Preferred Shares Series B has not surrendered for conversion the Preferred Shares Series B held by him pursuant to the provisions of paragraph 4.2.2.1 above within the Holder’s Conversion Option Period, such holder shall be deemed not to have exercised the option referred to in paragraph 4.2.2.1 and shall thereafter be deemed to have exercised the option referred to in paragraph 4.2.2.2.

4.2.4 If a holder of Preferred Shares Series B has exercised the option provided in paragraph 4.2.2.1, the Corporation’s transfer agent shall, within ten (10) Business Days following the Holder’s Conversion Option Period, upon receipt of the holder’s Preferred Shares Series B certificates tendered by such holder together with a notice of conversion completed in the same manner as set out in paragraph 4.1.2 above, deliver to the holders of Preferred Shares Series B certificates so surrendered for conversion, or to their written order, one or more certificates registered in the name of the person or persons indicated by such holders of Preferred Shares Series B, which certificate(s) shall represent such number of Common Shares resulting from the conversion of the Preferred Shares Series B as is obtained (i) in respect of the amounts paid up with respect to the Preferred Shares Series B by dividing the number of Preferred Shares Series B being converted by the Conversion Price and (ii) in respect of the unpaid dividends accumulated thereon by dividing the amount of unpaid dividends accumulated on the Preferred Shares Series B being converted by the Market Price as of the Dividend Payment Date of the dividend payment period during which each such unpaid dividend amount became due. If only a portion of the amount paid up or unpaid dividends on the Preferred Shares Series B certificates surrendered for conversion is to be converted, the holders of such Preferred Shares Series B shall be entitled to receive, at no cost, concurrently with the surrender of any Preferred Share Series B certificates of which only a portion has been converted, one or more Preferred Shares Series B certificates representing the amount paid up thereon and a cash payment representing the unpaid dividends accumulated in respect of the surrendered Preferred Shares Series B. The conversion into Common Shares shall be deemed to have been made immediately prior to the close of business on the date of conversion and, as of that moment, (i) the rights (except as regards any part of the Preferred Shares Series B which has not been converted) of the holders of converted Preferred Shares Series B, in such capacity, shall cease to exist up to the value of the paid up capital so converted and unpaid dividends thereon, and (ii) the person or persons in whose name one or more certificates representing the Common Shares must be registered and delivered following the conversion shall be deemed to have become a registered holder or registered holders of the Common Shares represented by the certificate(s). However, if the Corporation’s transfer books for the said Common Shares are closed on the date of conversion, the Corporation shall not be obligated to issue or cause to be issued any Common Shares until the date on which such transfer books are re-opened, and the holder of Preferred Shares Series B having effected the conversion shall not be deemed to have become the holder of the Common Shares to which the conversion entitles him as long as the said transfer books shall not have been re-opened.

4.2.5 If a holder of Preferred Shares Series B has exercised the option provided by paragraph 4.2.2.2, the Trustee shall, within ten (10) Business Days following the Holder’s Conversion Option Period, send to such holder of Preferred Shares Series B a notice which shall set forth (i) that the holder is deemed to have accepted the Corporation’s offer of redemption for cash; (ii) the amount paid up in respect of outstanding Preferred Shares Series B (including unpaid dividends accumulated thereon) which is thus redeemed, (iii) the fact that such holder has the right to receive a certified cheque, bank draft or money order for such amounts from the Trust Funds of the Corporation’s transfer agent and (iv) that in order to receive payment of the amounts to be repaid by the Corporation, the holder of Preferred Shares Series B must surrender for cancellation his Preferred Share Series B certificate(s) at the principal offices of the Corporation’s transfer agent in the cities of Montreal or Toronto. Upon receipt of the Preferred Shares Series B certificates from such holders, the Corporation’s transfer agent shall deliver to the holders of Preferred Shares Series B certificates so surrendered for cancellation, or to their written order, from the Trust Funds, certified cheques, bank drafts or money orders made out in the respective names of the holders of Preferred Shares Series B or in the name of the person or persons indicated by the holder of Preferred Shares Series B. If only a portion of the amount paid up or unpaid dividends on the Preferred Shares Series B certificates surrendered for cancellation is to be redeemed, the holders of such Preferred Shares Series B shall be entitled to receive, at no cost, concurrently with the surrender of the Preferred Shares Series B certificates of which only a portion is to be redeemed, one or more Preferred Shares Series B certificates representing the amount of the surrendered Preferred Shares Series B certificates which has not been redeemed. The redemption of Preferred Shares Series B certificates shall be deemed to be made immediately prior to the close of business on the date of redemption and as of that moment, the rights (except as regards any part of Preferred Shares Series B not repaid or unpaid dividends) of the holders of cancelled Preferred Shares Series B, in such capacity, shall cease to exist up to the value of the paid up capital and any dividends thereon so repaid.

4.3 Effect of Conversion of Preferred Shares Series B

4.3.1 If the Preferred Shares Series B are duly converted in accordance with the provisions hereof, the Common Shares subscribed for shall be issued as fully paid and non-assessable Common Shares and the person to whom such Common Shares are issued shall become the holder of record of such Common Shares on the date of conversion unless the transfer registers of the Trustee for the Common Shares shall be closed on such date, in which case the Common Shares subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Common Shares on the date on which such transfer registers are reopened.

4.3.2 If any fractional interests in a Common Share would, except for the provisions of this paragraph 4.3.2, be deliverable to a holder of Preferred Shares Series B upon his conversion of Preferred Shares Series B after adding the sum of the Common Shares to which such holder of Preferred Shares Series B would be entitled upon such exercise, the Corporation shall make a cash payment equal to the Market Price of the fraction of the Common Share not so issued.

4.4 Cancellation of Surrendered Preferred Shares Series B Certificates

All Preferred Shares Series B certificates surrendered to the Corporation’s transfer agent for redemption or conversion shall be cancelled by the transfer agent. The transfer agent shall, if required by the Corporation, furnish the Corporation with a certificate identifying the Preferred Shares Series B certificates so cancelled and the number of Common Shares which could have been or were acquired pursuant to each cancelled Preferred Shares Series B certificate deemed to have been cancelled.

4.5 Entitlement to Dividends

A holder of Preferred Shares Series B on the record date for any dividend declared payable on such share on the Dividend Payment Date will be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend, and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Preferred Shares Series B converted or the Common Shares resulting from any conversion.

5. RESTRICTIONS ON PAYMENT OF DIVIDENDS AND RETIREMENT OF SHARES

5.1 So long as any of the Preferred Shares Series B are outstanding, the Corporation shall not, without the prior sanction of the holders thereof given in the same manner as specified for the amendment of the Preferred Shares Class Provisions:

(a) declare or pay or set apart for payment any dividends (other than share dividends in shares ranking junior to the Preferred Shares Series B) on the Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares Series B with respect to payment of dividends, or

(b) call for redemption, purchase, acquire for value or reduce any shares of the Corporation ranking junior to the Preferred Shares Series B with respect to repayment of capital or with respect to payment of dividends, unless all dividends up to and including the dividend payable on the last preceding Dividend Payment Date on all Preferred Shares Series B and other preferred shares ranking on a parity with the said shares with respect to payment of dividends then outstanding, shall have been declared and paid or made available for payment at the date of any such action referred to in the foregoing paragraphs (a) and (b) and unless there shall remain, after the conclusion of any such action referred to in the foregoing paragraphs (a) and (b), sufficient funds for the redemption of all then issued and outstanding Preferred Shares Series B.

6. CREATION OR ISSUE OF ADDITIONAL PREFERRED SHARES

6.1 At any time when any of the Preferred Shares Series B are outstanding, the Corporation shall not, without the prior sanction of the holders of 66 2/3% of the Preferred Shares Series B given as specified in the Preferred Shares Class Provisions, create, issue or sell any other shares ranking prior to the Preferred Shares Series B with respect to the payment of dividends or repayment of capital.

7. AMENDMENTS

7.1 The provisions of sections 1 to 7, inclusive, of the Preferred Shares Series B Provisions may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Preferred Shares Series B given as specified in the Preferred Shares Class Provisions, in addition to any other approval required by the Canada Business Corporations Act.

Date	Name - Nom	Signature	Capacity of - en qualité
2008-05-15	PIERRE LAURIN		AUTHORIZED OFFICER

Industry	Industrie
Canada	Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

PROMETIC LIFE SCIENCES INC. PROMETIC SCIENCES DE LA VIE INC.
Corporate name / Dénomination sociale

307730-6
Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Marcie Girouard

Director / Directeur

2013-01-25

Date of Amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Industry	Industrie	Form 4	Formulaire 4
Canada	Canada	Articles of Amendment	Clauses modificatrices
		Canada Business Corporations Act (CBCA) (s. 27 or 177)	Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
PROMETIC LIFE SCIENCES INC.
PROMETIC SCIENCES DE LA VIE INC.
2	Corporation number
Numéro de la société
307730-6
3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows: La description des catégories d’actions est modifiée comme suit: See attached schedule / Voir l’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Patrick Sartore
Patrick Sartore
450-781-0115

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

Schedule / Annexe

Description of Classes of Shares / Description des catégories d’actions

By removing the first 2 series of Preferred Shares forming part of the authorized share capital of the Corporation, consisting of a maximum of 1,050,000 shares designated as “Preferred Shares Series A” and a maximum of 950,000 shares designated as “Preferred Shares Series B”, as well as their rights, privileges, restrictions and conditions attached thereto.

Schedule 1 to the Articles of Amendment dated May 8, 2008 containing a description of the share capital of the Corporation is hereby repealed and replaced by the following Schedule 1.

S C H E D U L E  1

TO THE ARTICLES OF AMENDMENT

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares issuable in series.

COMMON SHARES:

The Common Shares shall have the following rights, privileges, restrictions and conditions:

1. VOTING RIGHTS

The holders of Common Shares shall be entitled to one (1) vote for each Common Share held by them at all meetings of shareholders.

2. LIQUIDATION, DISSOLUTION OR OTHER DISTRIBUTION OF ASSETS

In the event of the voluntary or involuntary liquidation, dissolution, winding-up or other distribution of assets of the Corporation, the holders of Common Shares shall be entitled to receive the remaining property of the Corporation, pari passu, to the exclusion of the holders of shares of any other class.

3. DIVIDENDS

The holders of Common Shares shall be entitled, pari passu, subject to the other provisions of this Schedule 1, to receive such dividends as may be declared by the directors of the Corporation from time to time.

4. AMENDMENTS SUBJECT TO CONFIRMATION BY ARTICLES OF AMENDMENT

Subject to confirmation by articles of amendment and the issue of a Certificate of Amendment, the director or directors of the Corporation may, at any time or times or from time to time, adopt a resolution or resolutions whereby the terms hereof and of the foregoing paragraphs may be altered, amended or repealed or the application thereof suspended in any particular case and changes made in the rights, privileges, restrictions and conditions attached to one or more classes of shares of the Corporation, but no such resolution shall have any force or effect until after it has been sanctioned by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in value of the voting shares then outstanding and of at least sixty-six and two-thirds percent (66 2/3%) in value of shares of each class affected by such amendment, in each case voting separately as a class at a meeting or meetings specially called for such purpose.

PREFERRED SHARES:

The Preferred Shares are issuable in series and shall have the following rights, privileges, restrictions and conditions:

1. The directors of the Corporation may at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

2. Subject to the provisions of paragraph 10, the holders of the Preferred Shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders’ meetings.

3. The directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance the designation, rights, restrictions, conditions and limitations to be attached to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether or not cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, conversion rights (if any) or other provisions attached to the Preferred Shares of such series, the whole subject to the issue by the Director, Industry Canada, of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares.

4. When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

5. The Preferred Shares shall be entitled to preference over the other classes of shares of the Corporation with respect to the payment of dividends and may also be given such other preferences over the other classes of shares of the Corporation as may be fixed by the directors of the Corporation as to the respective series authorized to be issued.

6. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary.

7. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the other classes of shares of the Corporation, be entitled to receive (i) an amount equal to the amount paid up on such shares, together with, in the case of cumulative dividends, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative dividends, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preferred Shares, respectively, if they had been called for redemption by the Corporation on the date of distribution and, if said Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preferred Shares, respectively.

8. No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Preferred Shares nor, unless any such requirement is waived as part of the conditions, restrictions and limitations attached to a particular series of Preferred Shares, shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

9. The Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attached to the Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series.

10. The provisions of paragraphs 1 to 9, inclusive, and of this paragraph 10 may be deleted or varied in whole or in part by a Certificate of Amendment, but only with the prior approval of the holders of the Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act (or any other statutory provision of like or similar effect, from time to time in force). The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days’ notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than 2/3 of the votes cast at such adjourned meeting shall constitute the authorization of the holders of the Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held.

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

PROMETIC LIFE SCIENCES INC.

                    PROMETIC SCIENCES DE LA VIE INC.

Corporate name / Dénomination sociale

                               307730-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier

Director / Directeur

2017-06-01

Date of amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
PROMETIC LIFE SCIENCES INC.
PROMETIC SCIENCES DE LA VIE INC.

2	Corporation number
Numéro de la société
307730-6

3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the other provisions as follows:
Les autres dispositions sont modifiées comme suit:
See attached schedule / Voir l’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Patrick Sartore
Patrick Sartore
450-781-0115

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

Schedule / Annexe

Other Provisions / Autres dispositions

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

PROMETIC LIFE SCIENCES INC.

                    PROMETIC SCIENCES DE LA VIE INC.

Corporate name / Dénomination sociale

                               307730-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Cheryl Ringor

Deputy Director / Directeur adjoint

2018-11-13

Date of amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
PROMETIC LIFE SCIENCES INC.
PROMETIC SCIENCES DE LA VIE INC.

2	Corporation number
Numéro de la société
307730-6

3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d’actions est modifiée comme suit:
See attached schedule / Voir l’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Pierre Laurin
Pierre Laurin
450-781-0115

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

Schedule / Annexe

Description of Classes of Shares / Description des catégories d’action

Schedule 1 to the Articles of Amendment dated January 25, 2013 containing the description of the share capital of the Corporation is hereby repealed and replaced by the following Schedule 1.

S C H E D U L E  1

TO THE ARTICLES OF AMENDMENT

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares issuable in series.

COMMON SHARES:

The Common Shares shall have the following rights, privileges, restrictions and conditions:

1.    VOTING RIGHTS

The holders of Common Shares shall be entitled to one (1) vote for each Common Share held by them at all meetings of shareholders.

2.    LIQUIDATION, DISSOLUTION OR OTHER DISTRIBUTION OF ASSETS

In the event of the voluntary or involuntary liquidation, dissolution, winding-up or other distribution of assets of the Corporation, the holders of Common Shares shall be entitled to receive the remaining property of the Corporation, pari passu, to the exclusion of the holders of shares of any other class.

3.    DIVIDENDS

The holders of Common Shares shall be entitled, pari passu, subject to the other provisions of this Schedule 1, to receive such dividends as may be declared by the directors of the Corporation from time to time.

4.    AMENDMENTS SUBJECT TO CONFIRMATION BY ARTICLES OF AMENDMENT

Subject to confirmation by articles of amendment and the issue of a Certificate of Amendment, the director or directors of the Corporation may, at any time or times or from time to time, adopt a resolution or resolutions whereby the terms hereof and of the foregoing paragraphs may be altered, amended or repealed or the application thereof suspended in any particular case and changes made in the rights, privileges, restrictions and conditions attached to one or more classes of shares of the Corporation, but no such resolution shall have any force or effect until after it has been sanctioned by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in value of the voting shares then outstanding and of at least sixty-six and two-thirds percent (66 2/3%) in value of shares of each class affected by such amendment, in each case voting separately as a class at a meeting or meetings specially called for such purpose.

PREFERRED SHARES:

The Preferred Shares are issuable in series and shall have the following rights, privileges, restrictions and conditions:

1.    The directors of the Corporation may at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

2.    Subject to the provisions of paragraph 10, the holders of the Preferred Shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders’ meetings.

3.    The directors of the Corporation may (subject as hereinafter provided) from time to time fix before issuance the designation, rights, restrictions, conditions and limitations to be attached to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends, whether or not cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, the rights of retraction, if any, vested in the holders of Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future, conversion rights (if any) or other provisions attached to the Preferred Shares of such series, the whole subject to the issue by the Director, Industry Canada, of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares.

4.    When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

5.    The Preferred Shares shall be entitled to preference over the other classes of shares of the Corporation with respect to the payment of dividends and may also be given such other preferences over the other classes of shares of the Corporation as may be fixed by the directors of the Corporation as to the respective series authorized to be issued.

6.    The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary.

7.    In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the other classes of shares of the Corporation, be entitled to receive (i) an amount equal to the amount paid up on such shares, together with, in the case of cumulative dividends, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative dividends, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preferred Shares, respectively, if they had been called for redemption by the Corporation on the date of distribution and, if said Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preferred Shares, respectively.

8.    No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Preferred Shares nor, unless any such requirement is waived as part of the conditions, restrictions and limitations attached to a particular series of Preferred Shares, shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

9.    The Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attached to the Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series.

10.    The provisions of paragraphs 1 to 9, inclusive, and of this paragraph 10 may be deleted or varied in whole or in part by a Certificate of Amendment, but only with the prior approval of the holders of the Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act (or any other statutory provision of like or similar effect, from time to time in force). The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days’ notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than 2/3 of the votes cast at such adjourned meeting shall constitute the authorization of the holders of the Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held.

SERIES A PREFERRED SHARES

The Series A Preferred Shares shall, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, carry and be subject to the following designations, rights, privileges, restrictions and conditions:

Section 1. INTERPRETATION

(1)    Defined Terms. The following definitions and interpretation rules apply in these Series A Preferred Share Terms:

Business Day means a day, other than a Saturday or Sunday, on which banks in Montreal, Québec are open for the general transaction of business.

Canadian Securities Laws means all applicable securities laws in each of the provinces and territories of Canada emanating from Governmental Authorities including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Securities Commissions, all discretionary rulings and orders, if any, of the Securities Commissions and the TSX Rules.

CBCA means the Canada Business Corporations Act.

Change of Control Event means the occurrence of any of the following events: (i) a capital reorganization of the Corporation, (ii) a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other person (other than an affiliate of the Corporation); (iii) a sale, lease, exclusive license, transfer, exchange or other disposition of all or substantially all or conveyance of the property directly or indirectly owned or held by the Corporation to any other person (other than an affiliate of the Corporation); (iv) the occurrence of any transaction or event as a result of which any person (or group of persons) purchases or acquires legal or beneficial ownership, either directly or indirectly, of more than 50% of the voting power of the outstanding voting securities of the Corporation; (v) a liquidation, dissolution or winding-up of the Corporation; or (vi) another similar transaction.

Common Shares means the common shares in the capital of the Corporation.

Control, Controlling or Controlled means, in respect of a particular person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ability to exercise voting power, by contract or otherwise (excluding, for avoidance of doubt, solely on account of any changes in management or the board of directors) made from time to time).

Governmental Authority means any United States, Canadian or other: (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board, or authority of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the Securities Commissions, the TSX and Market Regulation Services Inc.

Holders means the holders of the Series A Preferred Shares.

Law means Canadian Securities Laws, US Securities Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or license, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term applicable with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the person or persons or its or their business, undertaking, property or securities.

Preferred Share Terms means the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class.

Redeem or Redeemable or Redemption means the redemption of Series A Preferred Shares, in accordance with these Series A Preferred Share Terms.

Redemption Amount means the consideration per Common Share (cash or otherwise), received by some or all holders of Common Shares upon the occurrence of a Change of Control Event. If the holders of Common Shares have the right to elect the kind or amount of consideration receivable upon the occurrence of a Change of Control Event, then the Holders shall have the right to make a similar election upon redemption with respect to the securities or property that the Holder will receive upon redemption.

Redemption Date means the date that Series A Preferred Shares are Redeemed, in accordance with these Series A Preferred Share Terms, which, for greater certainty, must be concurrently to, or after, the effective date of a Change of Control Event.

Redemption Notice has the meaning given to it in Section 5(2).

Securities Commissions means, collectively, the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada in which the Corporation is a reporting issuer.

Series A Preferred Share Terms the rights, privileges, restrictions and conditions attached to the Series A Preferred Shares as a series.

TSX means the Toronto Stock Exchange.

TSX Rules means the TSX Corporation Manual.

US Securities Laws means all applicable U.S. federal and state securities laws including the respective rules and regulations made thereunder together with applicable rules, policies, notices, discretionary rulings and orders issued by applicable securities regulatory authorities having application, all as the same are in effect at the date hereof.

(2)    Where a Redemption Date falls on a day that is not a Business Day, the relevant Redemption shall occur on the day that is the next day that is a Business Day.

Section 2. LIQUIDATION, DISSOLUTION OR OTHER DISTRIBUTION OF ASSETS

In the event of the voluntary or involuntary liquidation, dissolution, winding-up or other distribution of assets of the Corporation, the Holders shall be entitled to receive property of the Corporation, with a value that equals to the amount that would have been received had the Holders been pari passu with the holders of Common Shares with respect to the remaining property of the Corporation (grossed up to include the Holders), such amount distributable to the Holders in priority to the distribution of the remaining property of the Corporation to the holders of Common Shares.

Section 3. DIVIDENDS

The Holders shall be entitled, pari passu with the holders of Common Shares, to receive such dividends as may be declared by the directors of the Corporation on the Common Shares from time to time.

Section 4. RESTRICTIONS ON TRANSFER

The Holders may not transfer, sell or trade the Series A Preferred Shares, except to affiliates of Holders, an “accredited investor” (as such term is defined in National Instrument 45-106 – Prospectus Exemptions) or otherwise permitted under Canadian Securities Laws or US Securities Laws. For greater certainty, this provision does not restrict or otherwise limit the Holders’ right to pledge, mortgage, hypothecate or encumber the Series A Preferred Shares that it holds.

Section 5. REDEMPTION UPON A CHANGE OF CONTROL EVENT

(1)    General. Each Series A Preferred Share shall be redeemed by the Corporation upon the occurrence of a Change of Control Event in accordance with this Section 5, to the extent permitted by Law.

(2)    Notice of Change of Control Event from Corporation. The Corporation shall promptly give notice to the Holders of the occurrence, or the upcoming occurrence, of a Change of Control Event, it being understood that the failure by the Corporation to give such notice to the Holders shall not in any way, impact, impair or affect the remedies available to the Holders upon the occurrence of a Change of Control Event.

(3)    Redemption Notice from Holders. Upon receipt of a notice of the occurrence of a Change of Control Event in accordance with Section 5(2), each Holder may send a written Redemption notice to the Corporation’s registered office (the “Redemption Notice”) not less than five (5) Business Days prior to the Redemption Date. Each Redemption Notice shall state:

(a)    the number of Series A Preferred Shares held by the Holder that the Corporation shall Redeem on the Redemption Date;

(b)    the Redemption Date;

(c)    the method of payment to the Holder and payment details;

(d)    the form of consideration (cash or otherwise) to the extent an election is available to the holders of Common Shares; and

(e)    if the Holder holds shares in certificated form, that the Holder is to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the Series A Preferred Shares to be Redeemed.

(4)    Redemption. The Corporation shall pay the Holders the Redemption Amount, which shall be no later than five (5) Business Days after the Corporation has received the Redemption Notice. No Redemption under this Section 5 shall occur until a Redemption Notice shall have been delivered by the Holders under this Section 5.

(5)    Surrender of Certificates; Payment. On or before the applicable Redemption Date, each Holder shall, if such Holder holds the Series A Preferred Shares in certificated form, surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event that less than all of the Series A Preferred Shares represented by a certificate are Redeemed, a new certificate, instrument, or book entry representing the unredeemed Series A Preferred Shares shall promptly be issued to such Holder.

(6)    Additional Rights of the Holders upon a Change of Control Event. In addition to the remedies set out in this Section 5 upon the occurrence or existence of any Change of Control Event, the Holder may exercise any other right, power or remedy granted to it by the Preferred Share Terms, these Series A Preferred Share Terms or otherwise permitted to it by Law, including by suit in equity and/or by action at Law.

(7)    Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Amount payable upon Redemption of all of the Series A Preferred Shares is paid or tendered for payment, then notwithstanding that any certificates evidencing any of the Series A Preferred Shares so called for Redemption shall not have been surrendered and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the Holders to receive the Redemption Amount without interest upon surrender of any such certificate or certificates therefor.

Section 6. REDEEMED OR OTHERWISE ACQUIRED SHARES

Any Series A Preferred Shares that are Redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and shall not be re-issued.

Section 7. WAIVER

Any of the rights, powers, preferences and other terms of the Series A Preferred Shares set forth herein may be waived on behalf of the Holders by the affirmative written consent of the Holders.

Section 8. NOTICES

Any notice required or permitted to be given to the Holders shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the CBCA, and shall be deemed sent upon such mailing or electronic transmission.

Section 9. AMENDMENTS

These Series A Preferred Share Terms may be repealed, altered, modified, amended or amplified only with the sanction of the Holders given as specified in the Preferred Share Terms, in addition to any other approval required by the CBCA.

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

PROMETIC LIFE SCIENCES INC.

                    PROMETIC SCIENCES DE LA VIE INC.

Corporate name / Dénomination sociale

                               307730-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Raymond Edwards

Director / Directeur

2019-06-28

Date of amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
PROMETIC LIFE SCIENCES INC.
PROMETIC SCIENCES DE LA VIE INC.
2	Corporation number
Numéro de la société
307730-6
3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Patrick Sartore
Patrick Sartore
450-781-0115

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

SCHEDULE

The articles are amended as follows:

All the issued and outstanding Common Shares of the Corporation are consolidated on the basis of a consolidation ratio of one thousand (1,000) pre-consolidation Common Shares for one (1) post-consolidation Common Share (the “Consolidation”).

Where the Consolidation results in a shareholder of the Corporation being entitled to a fractional Common Share that is equivalent to less than 75% of a whole post-consolidation Common Share, the holder shall be entitled to receive in exchange for such fractional post-consolidation Common Shares a cash payment equal to the number of pre-consolidation Common Shares held by such holder multiplied by the average closing price of the pre-consolidation Common Shares on the TSX for the five trading days immediately prior to July 5, 2019 except for amounts of C$5 or less, which shall be retained for the benefit of the Corporation, such payment to be made on presentation and surrender to the Corporation for cancellation of the certificate or certificates representing the issued and outstanding pre-consolidation Common Shares or an affidavit of loss in lieu thereof.

Where the Consolidation results in a shareholder of the Corporation being entitled to a fractional Common Share that is equivalent to 75% or more of a whole post-consolidation Common Share, the number of post-consolidation Common Shares issued to such shareholder shall be rounded up to the nearest whole number of Common Shares.

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

                                         Liminal BioSciences Inc.

Corporate name / Dénomination sociale

                               307730-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Raymond Edwards

Director / Directeur

2019-10-03

Date of amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
PROMETIC LIFE SCIENCES INC.
PROMETIC SCIENCES DE LA VIE INC.
2	Corporation number
Numéro de la société
307730-6
3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour:
Liminal BioSciences Inc.

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Marie Iskra
Marie Iskra
450-781-0115

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)